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                                                                    EXHIBIT 10.3

                            ASSET EXCHANGE AGREEMENT

                                 BY AND BETWEEN

                            PRICELLULAR CORPORATION,
                     EASTERN WIRELESS CELLULAR CORPORATION,
                          CHILL CELLULAR CORPORATION,
                      OHIO RIVER CELLULAR CORPORATION, AND
                    PARKERSBURG CELLULAR TELEPHONE CO., INC.

                          COLLECTIVELY, "PRICELLULAR"

                                      AND

                       VANGUARD CELLULAR FINANCIAL CORP.,
                    ORANGE COUNTY CELLULAR TELEPHONE CORP.,
                     VANGUARD CELLULAR OPERATING CORP., AND
                             WARREN AND LEWIS, LTD.

                            COLLECTIVELY, "VANGUARD"

                           DATED AS OF JUNE 17, 1996
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                               TABLE OF CONTENTS

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Recitals................................................................................    1
ARTICLE I...............................................................................    1
  1.1      Defined Terms................................................................    1
ARTICLE II  EXCHANGE BETWEEN THE PARTIES; CLOSING ADJUSTMENTS...........................   10
  2.1      Exchange and Consideration...................................................   10
  2.2      Assumption of Liabilities....................................................   10
  2.3      Excluded Liabilities.........................................................   10
  2.4      Post-Closing Adjustments.....................................................   11
ARTICLE III  REPRESENTATIONS AND WARRANTIES OF PRICELLULAR..............................   13
  3.1      Organization of PriCellular..................................................   13
  3.2      Authorization................................................................   13
  3.3      Absence of Certain Changes or Events.........................................   13
  3.4      Title to Assets..............................................................   14
  3.5      Sufficiency of PriCellular Systems Assets....................................   14
  3.6      Real Property................................................................   14
  3.7      Equipment....................................................................   15
  3.8      Contracts....................................................................   15
  3.9      No Conflict or Violation.....................................................   15
  3.10     Consents and Approvals.......................................................   15
  3.11     Authorizations...............................................................   16
  3.12     Licensee Qualifications......................................................   16
  3.13     Financial Statements.........................................................   16
  3.14     Litigation...................................................................   16
  3.15     Labor Matters................................................................   16
  3.16     Compliance with Law..........................................................   17
  3.17     No Brokers...................................................................   17
  3.18     No Other Agreements to Sell..................................................   17
  3.19     Intentionally omitted........................................................   17
  3.20     Employee Benefit Plans.......................................................   17
  3.21     Transactions with Certain Persons............................................   17
  3.22     Tax Matters..................................................................   18
  3.23     Deposits.....................................................................   18
  3.24     Subscribers and Suppliers....................................................   18
  3.25     Insolvency Proceedings.......................................................   18
  3.26     Environmental Matters........................................................   18
  3.27     32 Dbu Contour...............................................................   19
  3.28     Material Misstatements Or Omissions..........................................   19
  3.29     FCC and Other Governmental Reports...........................................   19
ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF VANGUARD..................................   19
  4.1      Organization of Vanguard.....................................................   19
  4.2      Authorization................................................................   20
  4.3      Absence of Certain Changes or Events.........................................   20
  4.4      Title to Assets..............................................................   21
  4.5      Sufficiency of NYOC System Assets............................................   21
  4.6      Real Property................................................................   21
  4.7      Equipment....................................................................   21
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  4.8      Contracts....................................................................   22
  4.9      No Conflict or Violation.....................................................   22
  4.10     Consents and Approvals.......................................................   22
  4.11     Authorizations...............................................................   22
  4.12     License Qualifications.......................................................   23
  4.13     Financial Statements.........................................................   23
  4.14     Litigation...................................................................   23
  4.15     Labor Matters................................................................   23
  4.16     Compliance with Law..........................................................   23
  4.17     No Brokers...................................................................   24
  4.18     No Other Agreements to Sell..................................................   24
  4.19     Intentionally omitted........................................................   24
  4.20     Employee Benefit Plans.......................................................   24
  4.21     Transactions with Certain Persons............................................   24
  4.22     Tax Matters..................................................................   24
  4.23     Deposits.....................................................................   25
  4.24     Subscribers and Suppliers....................................................   25
  4.25     Insolvency Proceedings.......................................................   25
  4.26     Environmental Matters........................................................   25
  4.27     32 Dbu Contour...............................................................   26
  4.28     Minority Interests...........................................................   26
  4.29     Material Misstatements Or Omissions..........................................   26
  4.30     FCC and Other Governmental Reports...........................................   26
  4.31     Preparation of Schedule 3.7..................................................   26
ARTICLE V  ACTIONS PRIOR TO THE CLOSING.................................................   27
  5.1      Maintenance of Systems.......................................................   27
  5.2      Certain Prohibited Transactions..............................................   27
  5.3      Investigations...............................................................   28
  5.4      Consents and Best Efforts....................................................   28
  5.5      Notification of Certain Matters..............................................   29
  5.6      No Negotiations..............................................................   30
  5.7      Parkersburg Equipment........................................................   30
  5.8      PriCellular Employees........................................................   30
  5.9      Vanguard Employees...........................................................   31
  5.10     Roaming and Toll Arrangements................................................   31
  5.11     Monthly Financials...........................................................   31
  5.12     Capital Contributions With Respect to Minority Interests.....................   32
  5.13     Like-Kind Exchange Treatment.................................................   32
  5.14     Payments to Columbia Capital Corporation.....................................   32
  5.15     PriCellular Merger...........................................................   32
  5.16     Environmental Correction and Remediation.....................................   32
  5.17     AT&T Switch Sharing Agreement................................................   33
  5.18     Wilkes-Barre Switch Sharing Agreement........................................   33
  5.19     Subscriber Lists.............................................................   34
  5.20     Warwick Lease; Cronomer Lease................................................   34
  5.21     Other Parkersburg Equipment..................................................   34
ARTICLE VI  CONDITIONS TO PRICELLULAR'S OBLIGATIONS.....................................   34
  6.1      Representations, Warranties and Covenants....................................   34
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  6.2      Consents.....................................................................   34
  6.3      Closing Documents............................................................   34
  6.4      No Governmental Proceeding or Litigation.....................................   34
  6.5      Opinion of Counsel...........................................................   35
  6.6      HSR Act......................................................................   35
  6.7      Delivery of the Wilkes-Barre Switch Sharing Agreement........................   35
  6.8      Audited Financial Statements.................................................   35
  6.9      Failure of Condition.........................................................   35
ARTICLE VII  CONDITIONS TO VANGUARD'S OBLIGATIONS.......................................   35
  7.1      Representations, Warranties and Covenants....................................   35
  7.2      Consents.....................................................................   35
  7.3      Closing Documents............................................................   35
  7.4      No Governmental Proceeding or Litigation.....................................   35
  7.5      Opinion of Counsel...........................................................   35
  7.6      Opinion of FCC Counsel.......................................................   36
  7.7      HSR Act......................................................................   36
  7.8      Delivery of the AT&T Switch Sharing Agreement................................   36
  7.10     Failure of Condition.........................................................   36
ARTICLE VIII  CLOSING...................................................................   36
  8.1      Deliveries by PriCellular....................................................   36
  8.2      Deliveries by Vanguard.......................................................   37
  8.3      Form of Instruments..........................................................   38
  8.4      Consents to Assignment.......................................................   38
  8.5      Allocation...................................................................   38
ARTICLE IX  ACTIONS BY PRICELLULAR AND VANGUARD AFTER THE CLOSING.......................   39
  9.1....  Books and Records............................................................   39
  9.2      Billing and Other Transition Matters.........................................   39
  9.3      Further Assurances...........................................................   39
ARTICLE X  INDEMNIFICATION..............................................................   39
  10.1     Survival of Representations, Etc.............................................   39
  10.2     Indemnification..............................................................   40
  10.3     Notice of Claims.............................................................   41
  10.4     Third Person Claims..........................................................   41
  10.5     Bulk Sales...................................................................   41
ARTICLE XI  DEFAULT AND REMEDIES........................................................   42
  11.1     Opportunity to Cure..........................................................   42
  11.2     Remedies.....................................................................   42
  11.3     Absence of FCC Consent.......................................................   43
  11.4     Designation for Hearing......................................................   43
  11.5     Failure of Condition Precedent to Closing....................................   43
  11.6     Damage to Assets.............................................................   43
  11.7     No Limitation of Damages or Remedies.........................................   44
ARTICLE XII  MISCELLANEOUS..............................................................   44
  12.1     Assignment...................................................................   44
  12.2     Notices......................................................................   44
  12.3     Choice of Law................................................................   45
  12.4     Entire Agreement, Amendments and Waivers.....................................   45
  12.5     Counterparts.................................................................   45
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  12.6     Invalidity...................................................................   45
  12.7     Headings.....................................................................   45
  12.8     Responsibility for Certain Taxes and Expenses................................   45
  12.9     Schedules and Exhibits.......................................................   46
  12.10    Publicity....................................................................   46
  12.11    Confidential Information.....................................................   46
  12.12    Relationship of Parties......................................................   46
  12.13    Consent to Jurisdiction......................................................   46
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                            ASSET EXCHANGE AGREEMENT

     This Asset Exchange Agreement (this "Agreement") is entered into as of this 17th day of June, 1996, by and between PriCellular (as defined below) and Vanguard (as defined below). Capitalized terms used in the recitals and not defined therein have the meanings set forth in Article I of this Agreement.

                                    RECITALS

     A. WHEREAS, PriCellular holds, among other assets, the licenses listed on
Schedule 1 hereto issued by the Federal Communications Commission ("FCC") to operate the non-wireline cellular telephone systems in the MSAs and RSAs listed on Schedule 1 attached hereto (collectively, the "PriCellular Systems");

     B. WHEREAS, Vanguard holds, among other assets, the licenses listed on
Schedule 2 attached hereto issued by the FCC to operate a non-wireline cellular telephone system in the Orange County, New York MSA (NY MSA #144) (the "NYOC System") and also owns shares in certain corporations (the "Minority Interest Corporations"), and partnership interests in certain general partnerships (the "Minority Interest Partnerships"), in each case listed on Schedule 2 hereto which corporations and partnerships hold FCC licenses to operate non-wireline cellular telephone systems in the markets listed on Schedule 2 attached hereto (Vanguard's ownership interests in the Minority Interest Corporations and the Minority Interest Partnerships are hereinafter collectively referred to as the "Minority Interests");

     C. WHEREAS, PriCellular desires to transfer, assign and convey to Vanguard substantially all of the assets of the PriCellular Systems in exchange for the Minority Interests and substantially all of the assets of the NYOC System, and Vanguard desires to transfer, assign and convey to PriCellular the Minority Interests and substantially all of the assets of the NYOC System in exchange for substantially all of the assets of the PriCellular Systems; and

     D. WHEREAS, Vanguard and PriCellular intend that the exchange of assets contemplated hereby be a tax deferred transaction of "like-kind" property to the maximum extent permissible under Section 1031 of the Internal Revenue Code of 1986, as amended.

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

     1.1 Defined Terms. As used herein, the terms below have the following meanings:

          "Action" means any claim, suit, litigation or proceeding.

          "Adjustment Amount" has the meaning set forth in Section 2.4(a).

          "Affiliate" of a Person means any Person who directly or indirectly controls, is controlled by, or is under common control with, such Person. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          "Assignment Applications" has the meaning set forth in Section 5.4(a).

          "Balance Sheet Date" means December 31, 1995.

          "Benefit Arrangement" means any employment, consulting, severance or other similar contract, arrangement or policy and each plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including without limitation any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health, disability or accident benefits (including without limitation any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which:

             (A) is not a Welfare Plan, Pension Plan or Multiemployer Plan,

             (B) is entered into, maintained, contributed to or required to be contributed to, as the case may be, by PriCellular or Vanguard (as appropriate) or any ERISA Affiliate of either or under which PriCellular or Vanguard (as appropriate) or any ERISA Affiliate of either may incur any Liability, and

             (C) covers any employee or former employee of PriCellular or Vanguard (as appropriate) or any ERISA Affiliate of either (with respect to their relationship with such entities).

          "Cell Site" means a location that contains, among other things, a low-power transmitter-receiver that communicates by radio signal with cellular telephones located in a designated geographic region.

          "Claim Notice" has the meaning set forth in Section 10.3(a).

          "Closing" means the consummation of the transactions contemplated by this Agreement on the Closing Date.

          "Closing Date" means the first business day beginning after the date on which all FCC Consents have been obtained and each of such consents has become a Final Order, and any other governmental consents required by any other governmental body have been granted and have become final and nonappealable, and the appropriate waiting period under the HSR Act has expired or has been terminated, or such other date as is mutually agreed upon by the parties.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

          "Communications Act" means the Communications Act of 1934, as amended, and the written rules, regulations, orders and policies of the FCC.

          "Damages" has the meaning set forth in Section 10.2.

          "Employee Plans" means all Benefit Arrangements, Multiemployer Plans, Pension Plans and Welfare Plans.

          "Encumbrance" means any contract for sale (except for the sale of cellular telephone service), claim, lien, pledge, option, charge, easement, security interest, mortgage, deed of trust, right-of-way, encumbrance or adverse interest of any kind or character of any other Person.

          "Environmental Laws" means any and all federal, state, local or foreign statutes, rules, laws, regulations, ordinances, codes, orders, licenses, franchises, permits and authorizations relating to health, safety or the environment, including without limitation the Handling of Substances, the presence of Substances at an Operating Site or any antipollution requirements, in effect on or prior to the Closing Date.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

          "ERISA Affiliate" means any entity which is (or at any relevant time was) a member of a "controlled group of corporations" with, under "common control" with, or a member of an "affiliated service group" with, PriCellular or Vanguard (as appropriate) as defined in Section 414(b), (c),
     (m) or (o) of the Code.

          "Excluded Liabilities" has the meaning set forth in Section 2.3.

          "FCC" has the meaning set forth in the recitals.

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          "FCC Consents" means the action of the FCC granting its consent to (i)
     the PriCellular Partition Application, (ii) the PriCellular Assignment Applications, and (iii) the NYOC Assignment Application.

          "FCC Counsel" has the meaning provided in Section 7.6.

          "Final Order" means an order, action or decision of the FCC (or subsequent court order or judgment) that has not been reversed, stayed, enjoined, modified or amended and as to which the time to appeal, petition for certiorari or seek reargument or rehearing or administrative reconsideration or review has expired and as to which no appeal, reargument, petition for certiorari or rehearing or petition for reconsideration or application for review is pending or as to which any right to appeal, reargue, petition for certiorari or rehearing or reconsideration or review has been waived in writing by each party having such a right or, if any appeal, reargument, petition for certiorari or rehearing or reconsideration or review thereof has been sought, the order or judgment of the court or FCC has been affirmed by the highest court (or the administrative entity or body) to which the order was appealed or from which the argument or rehearing or reconsideration or review was sought, or certiorari has been denied, and the time to take any further appeal or to seek certiorari or further reargument or rehearing, or reconsideration or review, has expired.

          "Handling" has the meaning set forth in the definition of NYOC Pre-Closing Environmental Matters.

          "Hocking College Lease" means that certain Land Lease Agreement, dated as of May 16, 1995, by and between Hocking College Foundation, Inc. and PriCellular, as successor in interest to Cellular 10 Inc.

          "Hocking College Premises" has the meaning set forth in Section
     5.16(d).

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "Indemnified Party" has the meaning set forth in Section 10.3(a).

          "Indemnitor" has the meaning set forth in Section 10.3(a).

          "Inventory" means all merchandise owned and intended for resale, whether or not located on the premises, on consignment to a third party, or in transit or storage.

          "Liabilities" means liabilities, obligations or commitments of any nature, absolute, accrued, contingent or otherwise, known or unknown, whether matured or unmatured.

          "Minority Interest Corporations" has the meaning set forth in the recitals.

          "Minority Interest Partnership Interests" means the partnership interests owned by Vanguard in certain general partnerships as set forth on
     Schedule 2 attached hereto.

          "Minority Interest Partnerships" has the meaning set forth in the recitals.

          "Minority Interest Percentage Interests" means (i) as to any Minority Interest Partnership Interest, the percentage equity ownership interest represented by such Minority Interest Partnership Interest in the issuing partnership, and (ii) as to any Minority Interest Shares, the percentage equity ownership interest represented by such Minority Interest Shares in the issuing corporation, in each case as set forth on Schedule 2 hereto.

          "Minority Interest Shares" means those Minority Interests that consist of shares owned by Vanguard in certain corporations as set forth on
     Schedule 2 attached hereto.

          "Minority Interests" has the meaning set forth in the recitals.

          "Multiemployer Plan" means any "multiemployer plan," as defined in
     Section 400(a)(3) of ERISA, (A) which PriCellular or Vanguard (as appropriate) or any ERISA Affiliate of either maintains, administers, contributes to or is required to contribute to, or after September 25, 1980, maintained, administered, contributed to or was required to contribute to, or under which PriCellular or

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

     Vanguard (as appropriate) or any ERISA Affiliate of either may incur any Liability and (B) which covers any employee or former employee of PriCellular or Vanguard (as appropriate) or any ERISA Affiliate of either (with respect to their relationship with such entities).

          "National Agency Agreements" means agreements to allow agents on a national or regional basis to enter into Subscriber Agreements with respect to the NYOC System or the PriCellular Systems, as appropriate.

          "NYOC Assignment Application" has the meaning set forth in Section 5.4(a).

          "NYOC Audited Financial Statements" means the financial statements of Vanguard relating to the NYOC System for the fiscal year ended December 31, 1995, to be provided pursuant to Section 6.8.

          "NYOC Authorizations" means all authorizations, permits or licenses issued by any governmental authority to Vanguard in respect of construction, modification, ownership or operation of the NYOC System and all applications for modification, extension or renewal thereof.

          "NYOC Books and Records" means all of the books and records of Vanguard pertaining to the construction and operation of the NYOC System, including without limitation, (i) books and records relating to the purchase of materials and supplies, invoices, customer lists, supplier lists, personnel records, and subscriber information, (ii) public file materials, logs and engineering records, (iii) plans, diagrams, blueprints, schematics, filings with governmental agencies and executed copies of all NYOC Contracts and Subscriber Agreements, and (iv) computer software discs, tapes and data in computer readable and/or human readable form used to maintain any of the foregoing together with the media on which such software and data are stored and all documentation relating thereto.

          "NYOC Capital Budget" means the capital budget of Vanguard pertaining to the NYOC System for fiscal year 1996, attached as Schedule 1.1.1.

          "NYOC Cell Sites" means the nine (9) Cell Sites providing cellular telephone service to the NYOC System.

          "NYOC Closing Balance Sheet" means the unaudited balance sheet as of the Closing Date of Vanguard pertaining to the NYOC System, prepared in accordance with generally accepted accounting principles, consistently applied.

          "NYOC Contracts" means all leases (for real or personal property), contracts, non-governmental licenses, commitments, understandings and agreements to which Vanguard is a party (whether written or oral) that relate to the operation of the NYOC System, including all amendments, modifications and renewals thereof, but excluding insurance policies, employment agreements, Subscriber Agreements, Resale Agreements, Roaming Agreements and National Agency Agreements.

          "NYOC Deposit Liabilities" has the meaning set forth in Section
     2.4(a).

          "NYOC Employees" means all persons employed by Vanguard in connection with the NYOC System on a full- or part-time basis together with all persons retained as "independent contractors."

          "NYOC Environmental Expenses" means any Liability, loss, cost or expense, other than any internal administrative costs of PriCellular, arising from any NYOC Pre-Closing Environmental Matters, whether incurred before or after the Closing Date, including without limitation, reasonable costs of investigation, cleanup, remedial or response action, the costs associated with posting financial assurances for the completion of response, remedial or corrective actions, the preparation of any closure or other necessary or required plans or analyses, or other reports or analyses submitted to or prepared by regulating agencies, including the cost of health assessments, epidemiological studies and the like, the retention of engineers and other expert consultants, and legal counsel, capital improvements, operation and maintenance testing and monitoring costs, power and utility costs, and administrative costs or damages.

          "NYOC Equipment" means all of the furniture, fixtures, furnishings, machinery, computer hardware, radios, towers, lines, test equipment, tools, antennas, transmitters, inventory, office equipment,

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

     and other tangible personal property used or useful in the construction or operation of the NYOC System, or located at any of the NYOC Real Property, including all replacements, improvements, and additions thereto in the ordinary course of business between the date hereof and the Closing Date, but specifically excludes the Vanguard Excluded Assets.

          "NYOC Estoppel Certificates" shall have the meaning set forth in
     Section 5.4(f).

          "NYOC FCC Authorizations" means those NYOC Authorizations that are issued by the FCC and identified as such on Schedule 4.11.

          "NYOC Financial Statements" means the NYOC Unaudited Financial Statements, the NYOC Audited Financial Statements, and the NYOC March 1996 Balance Sheet.

          "NYOC Intellectual Property" means all patents, trademarks, service marks, trade names, copyrights, licenses, formulas, computer software, advertising slogans, advertising technology, advertising techniques, merchandising techniques, operating procedures, know-how, technical equipment, equipment warranties, data and other intellectual property rights or intangible property rights of Vanguard which are used or intended for use in connection with the NYOC System.

          "NYOC March 1996 Balance Sheet" has the meaning set forth in Section 2.4(b).

          "NYOC Operating Site" has the meaning set forth in the definition of NYOC Pre-Closing Environmental Matters.

          "NYOC Pre-Closing Environmental Matters" means (i) the production, use, generation, storage, treatment, recycling, disposal, discharge, release, or other handling or disposition of any kind at any time on or prior to the Closing Date (collectively "Handling") of any, toxic, hazardous, or other wastes, substances, products, pollutants or materials of any kind regulated under Environmental Laws (including without limitation, petroleum and petroleum products, asbestos, and radon) (collectively "Substances"), either in, on, or under any real property or facility owned, leased or used at any time by Vanguard (or an Affiliate of Vanguard) in connection with the NYOC System (a "NYOC Operating Site"), including without limitation the effects of such Handling of Substances on resources, persons, or property within or outside the boundaries of any NYOC Operating Site, (ii) the presence as of the Closing Date of Substances in, on or under any NYOC Operating Site regardless of how the Substances came to rest in, on or under the NYOC Operating Site, (iii) the release of any Substances on or prior to the Closing Date in, on or under any off-site disposal or treatment facility to which Substances in connection with the NYOC System or any NYOC Operating Site or NYOC System Assets were sent,
     (iv) the failure on or prior to the Closing Date of any NYOC Operating Site or any operations of the NYOC System to be in compliance with any Environmental Laws, and (v) any other act, omission or condition existing on or prior to the Closing Date in connection with the NYOC System or any NYOC Operating Site or NYOC System Assets which gives rise to Liability or potential Liability under any Environmental Laws.

          "NYOC Real Property" means all real property owned or leased by or used, or intended by Vanguard or its Affiliates for use, in connection with the NYOC System, together with all buildings, improvements, fixtures, easements, licenses, options, insurance proceeds and condemnation awards and all other rights of Vanguard or its Affiliates in or appurtenant thereto, used, or intended by Vanguard or its Affiliates to be used, in the NYOC System, but excluding the Vanguard Excluded Assets.

          "NYOC Real Property Leases" means all leases pursuant to which Vanguard holds an interest in any portion of the NYOC Real Property.

          "NYOC System" has the meaning provided in the recitals.

          "NYOC System Assets" means all assets, properties and rights in existence of whatever kind or nature, which are used or acquired for use in whole or in part in connection with the NYOC System, whether or not reflected on the books and records of Vanguard, including, without limitation, the Transferred Current Assets relating to the NYOC System, all goodwill and other intangible property

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

     relating to the NYOC System, the NYOC Real Property, NYOC Equipment, NYOC Authorizations, NYOC Contracts and NYOC Books and Records, but excluding the Vanguard Excluded Assets.

          "NYOC Unaudited Financial Statements" means the balance sheets and related statements of income attached hereto as Schedule 1.1.2 relating to the NYOC System as of and for the twelve-month period ended as of the Balance Sheet Date.

          "Operating Site" means an NYOC Operating Site or a PriCellular Operating Site, as applicable.

          "Other Parkersburg Equipment" means the Ericsson cellular radios and the equipment that can be used only with such Ericsson radios within each Cell Site in the Parkersburg, WV MSA. The parties shall agree on a list of equipment that constitutes the Other Parkersburg Equipment pursuant to
     Section 5.21.

          "Parkersburg Equipment Arrangement" shall have the meaning set forth in Section 5.7.

          "PBGC" means the Pension Benefit Guaranty Corporation.

          "Pension Plan" means any "employee pension benefit plan" as defined in
     Section 3(2) of ERISA (other than a Multiemployer Plan) (A) which PriCellular or Vanguard (as appropriate) or any ERISA Affiliate of either maintains, administers, contributes to or is required to contribute to, or, within the five years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to, or under which PriCellular or Vanguard (as appropriate) or any ERISA Affiliate of either may incur any Liability and (B) which covers any employee or former employee of PriCellular or Vanguard (as appropriate) or any ERISA Affiliate of either (with respect to their relationship with such entities).

          "Permitted Encumbrance" means (i) an Encumbrance for Taxes, assessments, or other government charges or levies that are not yet due and payable or which are being contested in good faith in appropriate proceedings, (ii) any easements, rights of way or restrictions of record that do not materially impair the value or use as presently used of, in the case of Vanguard, the NYOC Real Property or, in the case of PriCellular, the PriCellular Real Property, (iii) in the case of the Minority Interest Partnership Interests, restrictions imposed by the issuer's partnership agreement, (iv) any liens arising from that Pledge of Partnership Interests dated September 28, 1993 by Masters Cellular Partnership in favor of NDB Bank, N.A., and (v) the pledge of the Minority Interest Shares relating to the Poughkeepsie, NY market as security for Vanguard senior credit facility, which pledge shall be removed on or prior to the Closing Date.

          "Person" means any person or entity, whether an individual, trustee, corporation, general partnership, limited partnership, limited Liability company, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority.

          "PriCellular" means PriCellular Corporation, a Delaware corporation, Eastern Wireless Cellular Corporation, a Delaware corporation, Chill Cellular Corporation, a Delaware corporation, and Ohio River Cellular Corporation, a Delaware corporation, and Parkersburg Cellular Telephone Co., Inc., a Delaware corporation, each of which are signatories to this Agreement and all of which are jointly and severally liable for the representations, warranties and obligations of "PriCellular" hereunder.

          "PriCellular Assignment Applications" has the meaning set forth in
     Section 5.4(a).

          "PriCellular Assumed Liabilities" has the meaning set forth in Section 2.2(a).

          "PriCellular Authorizations" means all authorizations, permits or licenses issued by any governmental authority to PriCellular in respect of the construction, modification, ownership or operation of the PriCellular Systems and all applications for modification, extension or renewal thereof.

          "PriCellular Books and Records" means all of the books and records of PriCellular pertaining to construction and operation of the PriCellular Systems, including without limitation, (i) books and records relating to the purchase of materials and supplies, invoices, customer lists, supplier lists, personnel records, and subscriber information, (ii) public file materials, logs and engineering records, (iii) plans, diagrams, blueprints, schematics, filings with governmental agencies and executed copies of all PriCellu-lar Contracts and Subscriber Agreements, and (iv) computer software discs, tapes and data in computer readable and/or human readable form used to maintain any of the foregoing together with the media on which such software and data are stored and all documentation relating thereto.

          "PriCellular Capital Budget" means the aggregate capital budgets of PriCellular pertaining to the PriCellular Systems for fiscal year 1996, attached as Schedule 1.1.3.

          "PriCellular Cell Sites" means the thirteen (13) Cell Sites providing cellular telephone service to the PriCellular Systems.

          "PriCellular Closing Balance Sheet" means the unaudited balance sheet as of the Closing Date of PriCellular pertaining to the PriCellular Systems, prepared in accordance with generally accepted accounting principles, consistently applied.

          "PriCellular's Closing Certificate" has the meaning set forth in
     Section 7.1.

          "PriCellular Consents" means any and all consents, approvals, authorizations or waivers of any public, governmental or regulatory body or authority or any other party (including, without limitation, the FCC, state agencies, and any parties to any PriCellular Contracts identified on
     Schedule 3.8 as requiring the consent of any counterparty prior to its transfer to Vanguard) that are required for the consummation of the transactions contemplated by this Agreement.

          "PriCellular Contracts" means all leases (for real and personal property), non-governmental licenses, contracts, commitments, understandings and agreements to which PriCellular is a party (whether written or oral), that relate to the operation of the PriCellular Systems, including all amendments, modifications, and renewals thereof, but excluding insurance policies, employment agreements, Subscriber Agreements, Resale Agreements, Roaming Agreements and National Agency Agreements.

          "PriCellular Deposit Liabilities" has the meaning set forth in Section 2.4(a).

          "PriCellular Employees" means all persons employed by PriCellular in connection with the PriCellular Systems on a full- or part-time basis together with all persons retained as "independent contractors."

          "PriCellular Environmental Expenses" means any Liability, loss, cost or expense, other than internal administrative costs of Vanguard, arising from any PriCellular Pre-Closing Environmental Matters, whether incurred before or after the Closing Date, including without limitation, reasonable costs of investigation, cleanup, remedial or response action, the costs associated with posting financial assurances for the completion of response, remedial or corrective actions, the preparation of any closure or other necessary or required plans or analyses, or other reports or analyses submitted to or prepared by regulating agencies, including the cost of health assessments, epidemiological studies and the like, the retention of engineers and other expert consultants, and legal counsel, capital improvements, operation and maintenance testing and monitoring costs, power and utility costs, and administrative costs or damages.

          "PriCellular Equipment" means all of the furniture, fixtures, furnishings, machinery, computer hardware, radios, towers, lines, test equipment, tools, antennas, transmitters, inventory, office equipment and other tangible personal property used or useful in the construction or operation of the PriCellular Systems, or located at or on any of the PriCellular Real Property, including all replacements, improvements, and additions thereto in the ordinary course of business between the date hereof and the Closing Date, but specifically excludes the PriCellular Excluded Assets.

          "PriCellular Estoppel Certificates" shall have the meaning set forth in Section 5.4(f).

          "PriCellular Excluded Assets" means (i) all current assets (including without limitation Inventory) other than the Transferred Current Assets relating to the PriCellular Systems; (ii) PriCellular's books, records, and documents that pertain to the organization, existence and financial and tax accounts of PriCellular and duplicate copies of such other records as may be necessary to enable PriCellular to file its tax returns and reports;
     (iii) rights to use the service marks "Cellular One," "Easy Talk" and any variations of any of the foregoing; (iv) the Other Parkersburg Equipment;
     (v) the PriCellular Intellectual Property and (vi) all other assets listed on Schedule 1.1.4.

          "PriCellular FCC Authorizations" means those PriCellular Authorizations that are issued by the FCC and identified as such on
     Schedule 3.11.

          "PriCellular Financial Statements" means the balance sheets and related statements of income for PriCellular pertaining to the PriCellular Systems as of and for the twelve-month period ended on the Balance Sheet Date, which are attached as Schedule 1.1.5, and the PriCellular March 1996 Balance Sheet.

          "PriCellular Intellectual Property" means all patents, trademarks, service marks, trade names, copyrights, licenses, formulas, computer software, advertising slogans, advertising technology, advertising techniques, merchandising techniques, operating procedures, know-how, technical equipment, equipment warranties, data and other intellectual property rights or intangible property rights of PriCellular which are used, or intended for use, in connection with the PriCellular Systems.

          "PriCellular March 1996 Balance Sheet" has the meaning set forth in
     Section 2.4(b).

          "PriCellular Operating Site" has the meaning sent forth in the definition of PriCellular Pre-Closing Environmental Matters.

          "PriCellular Ownership Period" means the period during which PriCellular owned or leased the PriCellular Systems Assets.

          "PriCellular Partition Application" has the meaning set forth in
     Section 5.4(b).

          "PriCellular Pre-Closing Environmental Matters" means (i) the Handling of Substances either in, on, or under any real property or facility owned, leased or used at any time by PriCellular (or an Affiliate of PriCellular) in connection with the PriCellular Systems ("PriCellular Operating Site"), including without limitation the effects of such Handling of Substances on resources, persons, or property within or outside the boundaries of any PriCellular Operating Site, (ii) the presence as of the Closing Date of Substances in, on or under the PriCellular Operating Site regardless of how the Substances came to rest in, on or under any PriCellular Operating Site,
     (iii) the release of any Substances on or prior to the Closing Date in, on or under any off-site disposal or treatment facility to which Substances in connection with the PriCellular Systems or any PriCellular Operating Site or PriCellular Systems Assets were sent, (iv) the failure on or prior to the Closing Date of any PriCellular Operating Site or any operations of the PriCellular Operating Systems to be in compliance with any Environmental Laws, and (v) any other act, omission or condition existing on or prior to the Closing Date in connection with the PriCellular Systems or any PriCellular Operating Site or PriCellular Systems Assets which gives rise to Liability or potential Liability under any Environmental Laws.

          "PriCellular Real Property" means all real property owned or leased by or used, or intended by PriCellular or its Affiliates for use, in connection with the PriCellular Systems, together with all buildings, improvements, fixtures, easements, licenses, options, insurance proceeds and condemnation awards and all other rights of PriCellular or its Affiliates in or appurtenant thereto, used, or intended by PriCellular or its Affiliates to be used in the PriCellular Systems, but excluding the PriCellular Excluded Assets.

          "PriCellular Real Property Leases" means all leases pursuant to which PriCellular holds an interest in any portion of the PriCellular Real Property.

          "PriCellular Systems" has the meaning provided in the recitals.

          "PriCellular Systems Assets" means all assets, properties and rights in existence of whatever kind or nature, which are used or acquired for use in whole or in part in connection with the PriCellular Systems, whether or not reflected on the books and records of PriCellular, including, without limitation, all Transferred Current Assets relating to the PriCellular Systems, all goodwill and other intangible property relating to the PriCellular Systems, the PriCellular Real Property, PriCellular Equipment, PriCellular

     Authorizations, PriCellular Contracts and PriCellular Books and Records, but excluding the PriCellular Excluded Assets.

          "Property" means any kind of property, right or asset, whether real, personal or mixed, and whether tangible or intangible.

          "PSCNY" means the Public Service Commission of New York.

          "PSCWV" means the Public Service Commission of West Virginia.

          "PUCO" means the Public Utility Commission of Ohio.

          "Representative" means any officer, director, principal, partner, attorney, agent, employee, or other representative of any Person.

          "Resale Agreements" means agreements to either (i) resell cellular telephone service provided by other Persons or (ii) provide cellular telephone service for other Persons to resell.

          "Retained Counties" has the meaning set forth in Section 3.13.

          "Roaming Agreements" means agreements either (i) to provide cellular telephone service within the provider's system to subscribers of other systems who are travelling through the provider's system, or (ii) to have another system provide cellular service to subscribers of either Vanguard or PriCellular (as appropriate) who are travelling outside the NYOC System or the PriCellular Systems (as appropriate).

          "Subscriber" means a bona fide active subscriber who provides revenue to the applicable system not inconsistent with the average subscriber of such system (excluding test and demonstration telephones or other telephone numbers for which payment is not expected, including agent and employee telephones), as determined in good faith by the parties within ninety (90) days after the Closing Date

          "Subscriber Agreements" means agreements for the provision of cellular telephone service and/or cellular telephone equipment.

          "Substances" has the meaning set forth in the definition of NYOC Pre-Closing Environmental Matters.

          "Taxes" means all taxes, charges, fees, levies or other assessments, including without limitation, income, excise, use, transfer, payroll, occupancy, property, sales, franchise, unemployment and withholding taxes, imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof, and any assessments against NYOC Real Property or PriCellular Real Property, as the case may be, together with any interest, penalties or additional taxes attributable to such taxes and other assessments.

          "To the best knowledge" or "knowledge" of a party (or similar phrases) means to the extent of matters (i) which are actually known by such party or (ii) which, based on facts of which such party is aware, would be known to a reasonable Person in similar circumstances.

          "Transferred Current Assets" means (i) accounts receivables, except for intercompany accounts receivables and accounts receivables arising pursuant to Roaming Agreements, (ii) prepaid rent, and (iii) such other prepaid expenses as the parties may mutually agree upon, in each case relating to the applicable NYOC System or PriCellular Systems.

          "Vanguard" means Vanguard Cellular Financial Corp., a North Carolina corporation, Orange County Cellular Telephone Corp., a North Carolina corporation, Vanguard Cellular Operating Corp., a Delaware corporation, and Warren and Lewis, Ltd., a Virginia corporation, each of which are signatories to this Agreement and each of which are jointly and severally liable for the representations, warranties and obligations of "Vanguard" hereunder.

          "Vanguard Assumed Liabilities" has the meaning set forth in Section 2.2(b).

          "Vanguard's Closing Certificate" has the meaning provided in Section 6.1.

          "Vanguard Consents" means any and all consents, approvals, authorizations or waivers of any public, governmental or regulatory body or authority or any other party (including, without limitation, from the FCC, state agencies, and any parties to NYOC Contracts identified on Schedule
     4.8 as requiring the consent of any counterparty prior to its transfer to PriCellular, and the consents necessary to transfer the Minority Interests, identified on Schedule 4.28) that are required for the consummation of the transactions contemplated by this Agreement.

          "Vanguard Excluded Assets" means (i) all current assets (including without limitation Inventory) other than Transferred Current Assets relating to the NYOC System; (ii) Vanguard's books, records, and documents that pertain to the organization, existence and financial and tax accounts of Vanguard and duplicate copies of such other records as may be necessary to enable Vanguard to file its tax returns and reports; (iii) the NYOC Intellectual Property; and (iv) all other assets listed on Schedule 1.1.6.

          "Welfare Plan" means any "employee welfare benefit plan" as defined in
     Section 3(1) of ERISA, (A) which PriCellular or Vanguard (as appropriate) or any ERISA Affiliate of either maintains, administers, contributes to or is required to contribute to, or under which PriCellular or Vanguard (as appropriate) or any ERISA Affiliate of either may incur any Liability and
     (B) which covers any employee or former employee of PriCellular or Vanguard (as appropriate) or any ERISA Affiliate of either (with respect to their relationship with such entities).

                                   ARTICLE II

               EXCHANGE BETWEEN THE PARTIES; CLOSING ADJUSTMENTS

     2.1 Exchange and Consideration. Subject to the terms and conditions set forth herein, on the Closing Date:

          (a) PriCellular shall transfer, assign, and deliver to Vanguard all of the PriCellular Systems Assets, free and clear of all Encumbrances other than the Permitted Encumbrances; and

          (b) Vanguard shall transfer, assign, and deliver to PriCellular (i) all of the Minority Interests and all of the NYOC System Assets, in each case free and clear of all Encumbrances other than the Permitted Encumbrances and (ii) $450,000 cash via federal funds wire transfer to an account designated in writing by PriCellular.

     The consideration for the assets transferred by a party shall be the assets (and cash, if any) transferred by the other party hereunder, and the assumption of certain Liabilities as set forth in Section 2.2.

     2.2 Assumption of Liabilities.

          (a) PriCellular shall not assume any Liabilities of Vanguard except
     (i) Liabilities accruing, arising out of or relating to events or occurrences happening after the Closing Date under the NYOC Contracts and Subscriber Agreements of Vanguard relating to the NYOC System, and (ii) the NYOC Deposit Liabilities (collectively, the "PriCellular Assumed Liabilities").

          (b) Vanguard shall not assume any Liabilities of PriCellular except
     (i) Liabilities accruing, arising out of or relating to events or occurrences happening after the Closing Date under the PriCellular Contracts and Subscriber Agreements of PriCellular relating to the PriCellular Systems, and (ii) the PriCellular Deposit Liabilities (collectively, the "Vanguard Assumed Liabilities").

     2.3 Excluded Liabilities. Notwithstanding any provision herein, (a) PriCellular is assuming only the PriCellular Assumed Liabilities and is not assuming any other liability or obligation of Vanguard (or any predecessor owner of all or part of Vanguard's business and assets) and (b) Vanguard is assuming only the Vanguard Assumed Liabilities and is not assuming any other liability or obligation of PriCellular (or any predecessor owner of all or part of PriCellular's business and assets). All such other liabilities and obligations shall be retained by and remain obligations and liabilities of Vanguard or PriCellular, as the case may be (all such liabilities not being assumed being herein referred to as the "Excluded Liabilities"), and, notwithstanding anything to the contrary in this Agreement and without limiting the foregoing, none of the following shall be PriCellular Assumed Liabilities or Vanguard Assumed Liabilities for the purposes of this Agreement but rather shall be Excluded Liabilities:

          (a) any liability or obligation for Tax arising from or with respect to the PriCellular Systems, the PriCellular Systems Assets, the NYOC System or the NYOC System Assets which is incurred in or attributable to the period prior to and including the Closing Date;

          (b) any liability or obligation of PriCellular or Vanguard or their respective ERISA Affiliates relating to current and former employees or Employee Plans (including, without limitation, liabilities and obligations under ERISA, the Code and any other applicable statutes, orders, rules and regulations); and

          (c) any liability or obligation relating to any asset that is a PriCellular Excluded Asset or Vanguard Excluded Asset or is otherwise not a NYOC System Asset or PriCellular Systems Asset.

     2.4 Post-Closing Adjustments. Subject to the terms and conditions set forth herein:

          (a) Within ninety (90) days after the Closing Date, a cash payment will be made by one party to the other in an amount (the "Adjustment Amount") equal to the difference between (i) the sum of (A) all capital expenditures made by PriCellular for the PriCellular Systems from the date hereof through the Closing Date permitted by Section 5.2(e) (including without limitation expenditures made with the consent contemplated in the forepart of Section 5.2), and (B) $200 for the net Subscriber increase to the PriCellular Systems between the Balance Sheet Date and Closing as calculated from the lists provided pursuant to Section 5.19 and Section 2.4(d), minus (C) the amount of all Liabilities of the PriCellular Systems for customer deposits set forth on the PriCellular Closing Balance Sheet (the "PriCellular Deposit Liabilities"); and (ii) the sum of (A) all capital expenditures made by Vanguard for the NYOC System from the date hereof through the Closing Date in accordance with the NYOC Capital Budget or permitted by Section 5.2(e), plus (B) all capital contributions made in respect of the Minority Interests between the date hereof and Closing (less any cash distributions made to Vanguard in respect of such Minority Interests), plus (C) $200 for the net Subscriber increase to the NYOC System between the Balance Sheet Date and Closing as calculated from the lists provided pursuant to Section 5.19 and Section 2.4(d), minus (D) the amount of all Liabilities of the NYOC System for customer deposits set forth on the NYOC Closing Balance Sheet (the "NYOC Deposit Liabilities"). If the sum calculated pursuant to clause (i) of the preceding sentence is greater than the sum calculated pursuant to clause (ii), the Adjustment Amount shall be paid by Vanguard to PriCellular. If the sum calculated pursuant to clause (ii) of the preceding sentence is greater than the sum calculated pursuant to clause (i), the Adjustment Amount shall be paid by PriCellular to Vanguard. In either case, the Adjustment Amount shall be paid within ninety (90) days of the Closing Date via federal funds wire transfer to an account designated in writing by the party entitled to such payment.

          (b) Within thirty (30) days after the Closing Date, PriCellular shall prepare and deliver to Vanguard the PriCellular Closing Balance Sheet, and Vanguard shall prepare and deliver to PriCellular the NYOC Closing Balance Sheet. For purposes of preparing the PriCellular Closing Balance Sheet and the NYOC Closing Balance Sheet, each party shall make its employees available to the other (without charge) during normal business hours and such employees shall cooperate in all reasonable respects with such other party in preparing such documents. Using the PriCellular Closing Balance Sheet, the parties shall calculate the "PriCellular Transferred Current Asset Adjustment Amount," which shall be the amount equal to (i) Transferred Current Assets of the PriCellular Systems set forth on the balance sheet pertaining to the PriCellular Systems for the period ended March 31, 1996, attached hereto as Schedule 2.4.1 (the "PriCellular March 1996 Balance Sheet"), minus (ii) the Transferred Current Assets of the PriCellular Systems set forth on the PriCellular Closing Balance Sheet, as adjusted pursuant to Section 2.4(e). If the PriCellular Transferred Current Asset Adjustment Amount is a positive number, PriCellular shall pay an amount equal to the PriCellular Transferred Current Asset Adjustment Amount to Vanguard. If the PriCellular Transferred Current Asset Adjustment Amount is a negative number, Vanguard shall pay an amount equal to the PriCellular Transferred Current Asset Adjustment Amount (expressed as a positive number) to PriCellular. The parties shall also calculate the "NYOC Transferred Current Asset Adjustment Amount," which shall be the amount equal to (i) the Transferred Current

     Assets of the NYOC System as set forth on the balance sheet pertaining to the NYOC System for the period ended March 31, 1996, attached hereto as
     Schedule 2.4.2 (the "NYOC March 1996 Balance Sheet"), minus (ii) the Transferred Current Assets of the NYOC System as set forth on the NYOC Closing Balance Sheet, as adjusted pursuant to Section 2.4(e). If the NYOC Transferred Current Asset Adjustment Amount is a positive number, Vanguard shall pay the NYOC Transferred Current Asset Adjustment Amount to PriCellular. If the NYOC Transferred Current Asset Adjustment Amount is a negative number, PriCellular shall pay the NYOC Transferred Current Asset Adjustment Amount (expressed as a positive number) to Vanguard.

          (c) Within sixty (60) days after the Closing Date, PriCellular and Vanguard shall review the NYOC Closing Balance Sheet and the PriCellular Closing Balance Sheet, respectively, and shall, within such sixty (60) day period, identify in writing any discrepancy believed to exist in either such document. If either party does not identify any such discrepancy within such sixty (60) day period, such party will be deemed to have accepted the other party's Closing Balance Sheet and the PriCellular Transferred Current Asset Adjustment Amount or NYOC Transferred Current Asset Adjustment Amount calculated pursuant thereto, and such party shall be barred from raising any discrepancy or dispute as to such amount thereafter. Vanguard and PriCellular shall in good faith attempt jointly to resolve any discrepancy raised in the manner set forth above with respect to the PriCellular Closing Balance Sheet or the NYOC Closing Balance Sheet within seventy-five (75) days after the Closing Date, which resolution, if achieved, shall be binding upon all parties to this Agreement and not subject to dispute or review. If PriCellular and Vanguard cannot resolve any such discrepancy to their mutual satisfaction within such seventy-five
     (75) day period, PriCellular and Vanguard shall, within the following ten
     (10) days, designate Deloitte & Touche, L.L.P. or another mutually acceptable "Big 6" accounting firm to be retained to review the PriCellular Closing Balance Sheet and/or the NYOC Closing Balance Sheet, as appropriate. The cost of retaining such accounting firm shall be borne 50% by PriCellular and 50% by Vanguard. Such firm shall report its conclusions in writing to PriCellular and Vanguard within twenty-one (21) days or such other time period as PriCellular, Vanguard and such accounting firm shall mutually agree upon, and such conclusions as to the PriCellular Transferred Current Asset Adjustment Amount or the NYOC Transferred Current Asset Adjustment Amount shall be binding upon all parties to this Agreement and not subject to further dispute or review. The PriCellular Transferred Current Asset Adjustment Amount, and the NYOC Transferred Current Asset Adjustment Amount, shall be paid within three (3) business days after the earlier of (i) PriCellular and Vanguard mutually agree upon such amounts, or (ii) the above-mentioned accounting firm determines such amounts. Payments shall be made in cash via federal funds wire transfer and may be added to, or netted against, each other as appropriate.

          (d) For purposes of the net Subscriber adjustment contemplated in
     Section 2.4(a), within thirty (30) days after the Closing Date (i) Vanguard shall provide PriCellular with a list of Subscribers for the NYOC System as of the Closing Date, and (ii) PriCellular shall provide Vanguard with a list of Subscribers for each of the PriCellular Systems as of the Closing Date including, with respect to the Ohio 10 RSA, the zip code of each Subscriber. Subscribers with zip codes in the Retained Counties shall not be included in calculating the net Subscriber adjustment contemplated in
     Section 2.4(a).

          (e) For purposes of calculating the PriCellular Transferred Current Asset Adjustment Amount and the NYOC Transferred Current Asset Adjustment Amount, all accounts receivable shall be discounted as follows: (i) 2.5% for current accounts receivable, (ii) 10% for accounts receivable aged up to 30 days, (iii) 35% for accounts receivable aged between 31 and 60 days,
     (iv) 75% for accounts receivable aged between 60 and 90 days, and (v) 100% for accounts receivable aged 91 days or more.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF PRICELLULAR

     PriCellular hereby makes the following representations and warranties to Vanguard, all of which have been relied upon by Vanguard in entering into this
Agreement:

          3.1 Organization of PriCellular. Each PriCellular entity is a corporation duly formed under the laws of the state of its incorporation. Each PriCellular entity has all requisite corporate power and authority to conduct its business as it is presently being conducted and to own or lease its Property. Except for the transfer of the PriCellular Systems Assets to Vanguard as contemplated hereunder and the transactions contemplated by
     Section 5.15 hereunder, no proceeding for the dissolution, merger, consolidation or liquidation of PriCellular is pending or threatened, and no such proceeding is contemplated by PriCellular.

          3.2 Authorization. (i) Each PriCellular entity will have all necessary corporate power and authority and will have taken all corporate action necessary to enter into this Agreement, consummate the transactions contemplated hereby and perform its obligations hereunder, and (ii) this Agreement is, and each agreement executed by a PriCellular entity in connection with the Closing will be, duly executed and delivered by such PriCellular entity, and is and will be a legal, valid and binding obligation of such PriCellular entity enforceable against such PriCellular entity in accordance with its terms, except as the enforceability hereof and thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and except for limitations imposed by general principles of equity.

          3.3 Absence of Certain Changes or Events.  Except as set forth on
     Schedule 3.3 (or other schedules as indicated herein), since the Balance Sheet Date there has not been any:

             (a) change in the condition (financial or otherwise), assets, Liabilities, working capital, reserves, earnings or business of the PriCellular Systems, except for changes contemplated hereby or changes which have not, individually or in the aggregate, been material and adverse to the PriCellular Systems Assets as a whole;

             (b) (i) material increase in compensation payable or to become payable to any PriCellular Employee or any bonus payment made or promised to any PriCellular Employee, or (ii) material change in personnel policies, insurance, retirement, health or other employee benefits or any other compensation arrangements affecting PriCellular Employees;

             (c) sale, assignment or transfer of any of the PriCellular Systems Assets, singly or in the aggregate other than (i) as set forth on
        Schedule 3.3(c) or (ii) in the ordinary course of business consistent with past practice when replaced by assets of substantially equivalent value and function;

             (d) cancellation of any indebtedness or waiver of any rights of substantial value to PriCellular in respect of the PriCellular Systems, except in the ordinary course of business and consistent with past practice;

             (e) amendment, cancellation or termination of any PriCellular Contract, PriCellular Authorization, or other license, lease, contract, agreement, understanding or instrument material to the PriCellular Systems, or entry into any contract, lease, agreement and understanding in respect of the PriCellular Systems except in the ordinary course of business and consistent with past practice;

             (f) change in accounting methods or practices by PriCellular which relate to the PriCellular Systems;

             (g) material revaluation by PriCellular of any of the PriCellular Systems Assets, except in the ordinary course of business and consistent with past practice;

             (h) damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the PriCellular Systems Assets, the PriCellular Systems or the business prospects of the PriCellular Systems;

             (i) imposition of any Encumbrances on any of the PriCellular Systems Assets, that are material singly or in the aggregate, except for Permitted Encumbrances;

             (j) capital expenditures by PriCellular with respect to the PriCellular Systems, or incurrence of obligations to make any such capital expenditures, which exceed, in the aggregate, $50,000, other than those which are provided for in the PriCellular Capital Budget;

             (k) payment, discharge or satisfaction of Liabilities, other than in the ordinary course of business consistent with past practice;

             (l) agreement (whether oral or written) by PriCellular to do any of the foregoing; or

             (m) other event or condition of any character which in any one case or in the aggregate, has materially and adversely affected, or any event or condition known to PriCellular (other than matters of general public knowledge relating to general economic conditions or the cellular telephone industry as a whole) which it is reasonable to expect will in any one case or in the aggregate, materially and adversely affect in the future, the condition (financial or otherwise), assets, Liabilities, working capital, reserves, earnings, business or prospects of the PriCellular Systems.

          3.4 Title to Assets. PriCellular has good title to the PriCellular Systems Assets except (a) as to owned real estate, as to which PriCellular has good and marketable fee simple title, and (b) as set forth on Schedule
     3.4. Except as set forth on Schedule 3.4, none of the PriCellular Systems Assets is subject to any Encumbrance, except for Permitted Encumbrances. Upon consummation of the transactions contemplated hereby, Vanguard will have acquired good and marketable title in and to, or have a valid leasehold interest in, each of the PriCellular Systems Assets, free and clear of all Encumbrances except Permitted Encumbrances.

          3.5 Sufficiency of PriCellular Systems Assets. The PriCellular Systems Assets constitute all of the assets, rights and properties, tangible or intangible, real or personal, which are required for the operation of the PriCellular Systems as such operations are presently conducted, except for the PriCellular Excluded Assets.

          3.6 Real Property. Schedule 3.6 contains the complete street address and (if available) the legal description of all of the PriCellular Real Property, including without limitation all tower and transmitter sites. PriCellular holds good and marketable title to the PriCellular Real Property in fee simple absolute except for the PriCellular Real Property that is specifically identified on Schedule 3.6 as leased pursuant to one of the PriCellular Contracts (such agreements constitute the "PriCellular Real Property Leases"), for such leased property, PriCellular has a valid leasehold interest. There are no pending or threatened condemnation proceedings relating to any of the PriCellular Real Property. All improvements included in the PriCellular Real Property are in good operating condition (except for ordinary wear and tear) with no known material defects. No improvements on any PriCellular Real Property that is utilized as a Cell Site or point-to-point microwave site in the PriCellular Systems encroach upon adjoining real estate, and all such improvements are constructed in conformity with all "setback" lines, easements, and other restrictions, or rights of record, or that have been established by any applicable building or safety code or zoning ordinances. No utility lines serving the PriCellular Systems pass over the lands of others except where appropriate easements have been obtained. All towers and other structures on the PriCellular Real Property are marked in accordance with the requirements of the PriCellular Authorizations, as the case may be, and the FCC, Federal Aviation Administration and, all applicable state and local laws, except where the failure to comply with such requirements or laws would not have a material adverse effect on the PriCellular Authorizations. PriCellular has not received any written notice for assessments for public improvements against any PriCellular Real Property which remains unpaid. PriCellular has not granted any lease, sublease or license granting to any Person any right to the possession, use, occupancy or enjoyment of the property subject to the PriCellular Real Property Leases. All PriCellular Real Property is supplied with utilities (including without limitation water, sewage, disposal, electricity, gas and telephone) and other services necessary for the operation of such PriCellular Real Property as currently operated.

          3.7 Equipment. PriCellular owns and holds good title to all of the PriCellular Equipment, except for the PriCellular Equipment that is leased pursuant to one of the PriCellular Contracts. All of the material PriCellular Equipment is in good operating condition and repair (except for ordinary wear and tear) and without material defects. The PriCellular Equipment is sufficient to permit the PriCellular Systems to operate in all material respects in accordance with the terms of the PriCellular Authorizations. The PriCellular Equipment includes the equipment listed on
     Schedule 3.7 hereto, except to the extent that Schedule 3.7 includes equipment that constitutes Other Parkersburg Equipment as determined in accordance with Section 5.21. Since September 27, 1995, PriCellular has not removed or transferred, or permitted a third party to remove or transfer, any assets that would have constituted PriCellular Equipment but for such removal or transfer, except in the ordinary course of business. Vanguard shall, at Closing, take title to and receive all PriCellular Equipment that is omitted from Schedule 3.7 but that is part of the PriCellular Systems Assets.

          3.8 Contracts. Schedule 3.8 is a list of all PriCellular Contracts (including PriCellular Real Property Leases). Each PriCellular Contract is in full force and effect, binding and enforceable in accordance with its terms, paid currently, and has not been materially impaired by any acts or omissions of PriCellular or any of its Representatives. Except as set forth on Schedule 3.8, no material PriCellular Contract requires the consent of any other party to the transactions contemplated by this Agreement. PriCellular is not (and, to the best of PriCellular's knowledge, no other party is) in material breach or violation of, or default under any of the PriCellular Contracts, and to the best of PriCellular's knowledge, no event has occurred which would, with or without notice or the passage of time, constitute such a material default. PriCellular is not aware of any intent by any party to any PriCellular Contract to terminate or amend the terms thereof or to refuse to renew any such PriCellular Contract upon expiration of its term.

          3.9 No Conflict or Violation. Neither the execution and delivery of this Agreement, nor any agreements executed in connection herewith, nor the consummation of the transactions contemplated hereby, will result in (a) a violation of or a conflict with any provision of the Certificate of Incorporation or By-Laws of any PriCellular entity; (b) provided the PriCellular Consents are obtained, a breach of, or a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of PriCellular or to a loss of any benefit relating to the PriCellular Systems to which PriCellular is entitled under, any term or provision of any PriCellular Contract, PriCellular Authorization or other contract, agreement or obligation to which PriCellular is a party or by which the PriCellular Systems Assets are bound or subject, or an event which with notice, lapse of time or both, would result in any such breach or default, (c) provided the PriCellular Consents are obtained, a violation by PriCellular of any applicable law, statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, of any court or other governmental instrumentality, or an event which with notice, lapse of time or both, would result in any such violation, or (d) an imposition of any Encumbrance other than Permitted Encumbrances on any or all of the PriCellular Systems Assets or any restriction or charge on the PriCellular Systems, or an event which with notice, lapse of time or both would result in any such imposition, or (e) create, constitute or result in an act of bankruptcy, preference, insolvency or fraudulent conveyance under any bankruptcy law or other law for the protection of debtors generally.

          3.10 Consents and Approvals. Except as set forth on Schedule 3.8, no consent, approval or authorization of, declaration to, or filing or registration with, any governmental, or regulatory authority, or any other person or entity, is required to be made or obtained in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby other than the FCC Consents, consent by PSCNY, PSCWV and PUCO, if any, and filings that may be required under the HSR Act.

          3.11 Authorizations. Schedule 3.11 contains a list of all of the PriCellular Authorizations. The PriCellular Authorizations are all of the licenses, permits and other authorizations necessary to operate each of the PriCellular Systems, as they are now operated, and are validly issued in the name of PriCellular, except for those licenses, permits and other authorizations with respect to which the failure to hold would not have a material adverse effect on the PriCellular Systems Assets as a whole. Except as set forth in Schedule 3.11, the PriCellular Authorizations are in full force and effect, are unimpaired by, any acts or omissions of PriCellular, and are valid for the balance of the current license term, if any, applicable generally to each such PriCellular Authorization. The PriCellular FCC Authorizations have been granted by Final Order of the FCC and PriCellular is the exclusive holder of the PriCellular FCC Authorizations. There are no pending or, to the knowledge of PriCellular, threatened proceedings by or before the FCC which would result in the revocation, cancellation, suspension or adverse modification of the PriCellular FCC Authorizations, nor to PriCellular's knowledge are there any facts that would give rise to, or form the basis for, such a proceeding. PriCellular has (and on the Closing Date will have) the absolute and unrestricted right, power and authority under the Communications Act to transfer the PriCellular Systems Assets to Vanguard upon consummation of the transactions contemplated hereby. No renewal of any PriCellular FCC Authorization would constitute a major environmental action under the current rules of the FCC. The FCC actions granting the current PriCellular FCC Authorizations (other than FCC Forms 489, if any, filed between the date hereof and the Closing Date) together with all underlying construction permits, are Final Orders of the FCC. PriCellular is not aware of any reason why (i) those of the PriCellular Authorizations subject to expiration might not be renewed in the ordinary course or (ii) any of the PriCellular Authorizations might be revoked. The initial FCC Form 489 to commence operation of the PriCellular Systems were filed with the FCC on July 20, 1989, December 18, 1991 and February 24, 1992.

          3.12 Licensee Qualifications. PriCellular is legally, technically and financially qualified to secure FCC approval of the NYOC Assignment Application and, thereafter, to hold the NYOC Authorizations and to consummate the transactions contemplated hereby. PriCellular has no knowledge of any fact that would, under existing law (including the Communications Act), disqualify PriCellular as an assignee of the NYOC Authorizations.

          3.13 Financial Statements. Except as otherwise set forth therein, the PriCellular Financial Statements fairly present the assets, Liabilities and financial condition and results of the PriCellular Systems' operations indicated in accordance with generally accepted accounting principles consistently applied, and subject to normal year-end adjustments in the case of any interim financial statements; provided that the PriCellular Financial Statements for the Ohio 10 PriCellular System include financial information for Perry and Hocking counties (the "Retained Counties"), which areas are not being transferred to Vanguard pursuant to this Agreement.

          3.14 Litigation. Except as set forth on Schedule 3.14, there is no Action, order, writ, injunction, judgment or decree outstanding (other than rulemaking proceedings affecting the cellular telephone industry generally), pending or, to PriCellular's knowledge, threatened or anticipated against, relating to or affecting (i) PriCellular which would materially impair PriCellular's ability to perform its obligations hereunder, (ii) the PriCellular Systems, (iii) the PriCellular Systems Assets, or (iv) the transactions contemplated by this Agreement. Except as set forth on Schedule 3.14, PriCellular is not in material default with respect to any judgment, order, writ, injunction or decree of any court or governmental agency, and there are no unsatisfied judgments against PriCellular, the PriCellular Systems, the PriCellular Systems Assets, or activities of PriCellular. There is not a reasonable likelihood of an adverse determination of any pending Action which would, individually or in the aggregate, have a material adverse effect on PriCellular, the PriCellular Systems, the PriCellular Systems Assets, or the ability of PriCellular to perform its obligations hereunder.

          3.15 Labor Matters. Schedule 3.15 identifies all PriCellular Employees and contains a brief job description for, as well as the compensation level for, and accrued vacation, sick leave and similar accrued benefits owed to, each such Person. Schedule 3.15 also summarizes the vacation, sick leave, holiday and similar policies of PriCellular applicable to the PriCellular Employees. All of the PriCellular Employees are employees at will. PriCellular (i) is not a party to any labor agreement with respect to the PriCellular Employees with any labor organization, group or association, and (ii) has not been notified at any time during the past three years of any attempt by organized labor or its representatives to make PriCellular conform to demands of organized labor relating to the PriCellular Employees or to enter into a binding agreement with organized labor that would cover the PriCellular Employees. There is no unfair labor practice charge or complaint against PriCellular pending before the National Labor Relations Board or any other governmental agency arising out of PriCellular's activities, and to the best of its knowledge, there are no facts or information that would give rise thereto. There is no labor strike or labor disturbance pending or, to the best knowledge of PriCellular, threatened against it nor is any grievance currently being asserted.

          3.16 Compliance with Law. PriCellular and the PriCellular Systems are in, and the PriCellular Systems are operated in, and all actions and omissions of PriCellular with respect to the PriCellular Systems are in, compliance with all applicable federal, state, local and foreign laws, statutes, orders, ordinances and regulations (including, without limitation, those relating to zoning and land use, health and sanitation, environmental protection, occupational safety, and the use of electrical power) except for noncompliance which would not have a material adverse effect on the PriCellular Systems or on PriCellular's ability to perform its obligations hereunder. Specifically, but without limitation, PriCellular has complied, and is in compliance in all material respects, with the PriCellular Authorizations, as applicable, and the Communications Act. PriCellular has not received any written notice to the effect that, or otherwise been advised that, it is not in compliance with any of such PriCellular Authorizations, statutes, regulations, orders, ordinances or other laws, and has not taken any action or failed to take any action that is a violation of any such laws, statutes, orders, ordinances and regulations, except for actions or failures to take action which would not have a material adverse effect on the PriCellular Systems or on PriCellular's ability to perform its obligations hereunder.

          3.17 No Brokers. PriCellular has not entered into any contract, agreement, arrangement or understanding with any Person to act as a finder or broker in connection with the transactions contemplated hereby, except Columbia Capital Corporation.

          3.18 No Other Agreements to Sell. PriCellular has no legal obligation, absolute or contingent, to any other Person to sell PriCellular, the PriCellular Systems or the PriCellular Systems Assets, or effect any merger, consolidation or other reorganization of PriCellular, or to enter into any agreement with respect thereto.

          3.19 Intentionally omitted.

          3.20 Employee Benefit Plans. All Employee Plans that cover or have covered the PriCellular Employees are set forth on Schedule 3.20. All Employee Plans maintained by PriCellular conform in all respects with the provisions of ERISA and have been administered in compliance with the terms of such plans and with all filing, reporting and disclosure requirements of the Code and ERISA. There is no pending or threatened litigation, claim or assessment against any such Employee Plan. Each Employee Plan that is a "Pension Plan" is qualified under Section 401 of the Code. PriCellular has not, and no plan fiduciary of any such Employee Plan has, engaged in any transaction in violation of Section 406(a) or (b) of ERISA or any "prohibited transaction" (as defined in Section 4975.145(c)(1) of the Code) for which no exemption exists under Section 4975(d) of the Code. PriCellular has never maintained or sponsored, or been required to contribute to, or withdrawn from, any Multiemployer Plan. PriCellular has not been subject to any "withdrawal Liability" (as defined in Section 4201 of ERISA) at any time assessed against PriCellular with respect to any Multiemployer Plan. PriCellular has maintained all Employee Plans with respect to the PriCellular Employees in a manner that will not give rise to any successor Liability to Vanguard under ERISA.

          3.21 Transactions with Certain Persons.  Except as set forth on
     Schedule 3.21, no officer, director or employee of PriCellular, nor any member of any such Person's immediate family, is presently a party to any material transaction with PriCellular relating to the PriCellular Systems, including without limitation, any contract, agreement or other arrangement
     (i) providing for the furnishing of material services by, (ii) providing for the rental of material real or personal property from, or (iii) otherwise requiring material payments to (other than for services as officers, directors or employees of PriCellular) any such Person or any corporation, partnership, trust or other entity in which any such Person has a substantial interest as a shareholder, officer, director, trustee or partner.

          3.22 Tax Matters.

             (a) Payment of Taxes. All Taxes which could give rise to a claim, lien or other encumbrance on or with respect to any of the PriCellular Systems Assets, in respect of periods beginning before the Closing Date, have been timely paid, or will be timely paid, or an adequate reserve has been established therefor in the PriCellular Financial Statements, and PriCellular does not have any material Liability for such Taxes in excess of the amounts so paid or reserves so established.

             (b) Lien. There are no liens for Taxes (other than for current Taxes not yet due and payable) on the PriCellular Systems Assets.

             (c) Safe Harbor Lease Property. None of the PriCellular Systems Assets is property that is required to be treated as being owned by any other person pursuant to the so-called safe harbor lease provisions of former Section 168(f)(8) of the Code.

             (d) Security for Tax-Exempt Obligations. None of the PriCellular Systems Assets directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code.

             (e) Tax-Exempt Use Property. None of the PriCellular Systems Assets is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

             (f) Foreign Person. PriCellular is not a person other than a United States person within the meaning of the Code.

             (g) No Withholding. The disposition of the PriCellular Systems Assets contemplated hereby is not subject to the tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code or of any other provision of law.

          3.23 Deposits. Schedule 3.23 contains a complete and accurate list of all customer deposits held by PriCellular relating to the PriCellular Systems Assets as of March 31, 1996, which list includes deposits held in respect of the Retained Counties. Except as set forth on the PriCellular Closing Balance Sheet, on the Closing Date there will be no customer deposit liabilities relating to the PriCellular Systems Assets.

          3.24 Subscribers and Suppliers. Copies of all written Subscriber Agreements to which PriCellular is a party and which relate to the PriCellular Systems are contained in the PriCellular Books and Records. Except as provided on Schedule 3.24, PriCellular has not entered into any Subscriber Agreements with respect to the PriCellular Systems outside the ordinary course of business or for consideration other than cash or barter transactions provided for in the PriCellular Financial Statements. To PriCellular's knowledge, none of PriCellular's material subscribers or suppliers has threatened to terminate or change in a material way its relationship with PriCellular.

          3.25 Insolvency Proceedings. Except as set forth in Schedule 3.25, no insolvency proceedings of any character, including, without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, directly affecting PriCellular or any of the PriCellular Systems Assets, are pending or, to the best of PriCellular's knowledge, threatened. PriCellular has not made an assignment for the benefit of creditors, or taken any action with a view to, or which would constitute a valid basis for, the institution of any such insolvency proceedings.

          3.26 Environmental Matters. Except as set forth in Schedule 3.26, to the knowledge of PriCellular, (i) there is and has been no Handling of any Substances in any material quantity, at, on, or from any PriCellular Operating Site; (ii) there is and has been no presence of Substances in any material quantity on or under any PriCellular Operating Site regardless of how the Substance or Substances came to rest there; (iii) no underground tanks, or asbestos-containing materials are or have been located on or under any PriCellular Operating Site; (iv) PriCellular has no notice of any formal or informal assertion by any governmental or regulatory agency or other Person that any of them or a predecessor business or landowner may be a potentially responsible party in connection with any Substance disposal site used in connection with the operation of the PriCellular Systems, and there are no pending or threatened claims or any reasonable basis for damages by any Person against PriCellular in connection with the PriCellular Systems or any PriCellular Operating Site or PriCellular Systems Assets under any Environmental Law;
     (v) neither PriCellular, nor any Person acting on behalf of PriCellular, has released any other Person from any claims PriCellular might have, or might have had, for any matter relating to presence or Handling of Substances in connection with the operation of the PriCellular Systems;
     (vi) no Encumbrance has been, or is, imposed on any of the PriCellular Systems Assets under any Environmental Law; and (vii) PriCellular has obtained all permits, licenses, registrations, and other approvals and has made all reports and notifications required under any Environmental Laws in connection with the PriCellular Systems, except where a failure to do so would not have a material adverse effect on the PriCellular Systems, and PriCellular is in compliance in all material respects with all applicable Environmental Laws as they apply to the PriCellular Systems; provided, however, that the representations and warranties in this Section regarding acts or omissions by parties other than PriCellular are made to the best knowledge of PriCellular. Schedule 3.26 hereto also contains a list and brief description of all material filings made by PriCellular to, and any material notices received by PriCellular from, all governmental authorities administering Environmental Laws within three years prior to the date hereof, including without limitation, filings made, corrective action taken, or citations received by PriCellular, in connection with the operation of the PriCellular Systems. Except as set forth on Schedule 3.26 no written environmental assessments or impact statements or reports relating to the PriCellular Real Property have been prepared for, received by, or requested by or from PriCellular prior to the date hereof.

          3.27 32 Dbu Contour. Except as set forth on Schedule 3.27, the predicted 32 Dbu contour of each of the PriCellular Systems overlaps all of the geographic areas covered by the MSA or RSA (as applicable) applicable to such system.

          3.28 Material Misstatements Or Omissions. No representations or warranties by PriCellular in this Agreement, nor any document, exhibit, statement, certificate or schedule furnished to Vanguard pursuant hereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.

          3.29 FCC and Other Governmental Reports. All material reports required by the Communications Act or required to be filed with the FCC by PriCellular and/or any of its Affiliates with respect to the PriCellular Systems have been timely filed and are accurate and complete in all material respects. All material reports required to be filed with all other governmental or administrative authorities, federal, state or local, by PriCellular and/or any of its Affiliates with respect to PriCellular or the PriCellular Systems have been timely filed and are accurate and complete in all material respects.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF VANGUARD

     Vanguard hereby makes the following representations and warranties to PriCellular, all of which have been relied upon by PriCellular in entering into this Agreement:

          4.1 Organization of Vanguard. Each Vanguard entity is a corporation duly formed under the laws of the state of its incorporation. Each Vanguard entity has all requisite corporate power and authority to conduct its business as it is presently being conducted and to own or lease its Property. Except for the transfer of the NYOC System Assets to PriCellular as contemplated hereunder, no proceeding for the dissolution, merger, consolidation or liquidation of Vanguard is pending or threatened, and no such proceeding is contemplated by Vanguard. To the best knowledge of Vanguard, each Minority Interest Partnership and Minority Interest Corporation is a partnership or corporation, as the case may be, duly organized, validly existing and in good standing under the laws of its organization and has all requisite corporate or partnership power and authority to conduct each of its business as it is presently conducted and to own or lease its Property. To the best knowledge of Vanguard, except for the transfer of the Minority Interests to PriCellular as contemplated hereunder, no proceeding for the dissolution, merger, consolidation or liquidation of any Minority Interest Partnership or Minority Interest Corporation is pending or threatened, and no such proceeding is contemplated by any Minority Interest Partnership or Minority Interest Corporation.

          4.2 Authorization. (i) each Vanguard entity will have all necessary corporate power and authority and will have taken all corporate action necessary to enter into this Agreement, consummate the transactions contemplated hereby and perform its obligations hereunder, and (ii) this Agreement is, and each agreement executed by a Vanguard entity in connection with the Closing will be, duly executed and delivered by such Vanguard entity, and is and will be a legal, valid and binding obligation of such Vanguard entity enforceable against such Vanguard entity in accordance with its terms, except as the enforceability hereof and thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and except for limitations imposed by general principles of equity.

          4.3 Absence of Certain Changes or Events.  Except as set forth on
     Schedule 4.3 (or other schedules as indicated herein), since the Balance Sheet Date there has not been any:

             (a) change in the condition (financial or otherwise), assets, Liabilities, working capital, reserves, earnings or business of the NYOC System, except for changes contemplated hereby or changes which have not, individually or in the aggregate, been material and adverse to the NYOC System Assets as a whole;

             (b) (i) material increase in compensation payable or to become payable to any NYOC Employee or any bonus payment made or promised to any NYOC Employee, or (ii) material change in personnel policies, insurance, retirement, health, or other employee benefits, or any other compensation arrangements affecting the NYOC Employees;

             (c) sale, assignment or transfer of any of the NYOC System Assets, singly or in the aggregate other than (i) as set forth on Schedule 4.3(c) or (ii) in the ordinary course of business consistent with past practice when replaced by assets of substantially equivalent value and function, or any of the Minority Interests;

             (d) cancellation of any indebtedness or waiver of any rights of substantial value to Vanguard in respect of the NYOC System, except in the ordinary course of business and consistent with past practice;

             (e) amendment, cancellation or termination of any NYOC Contract, NYOC Authorization or other license, lease, contract, agreement, understanding or instrument material to the NYOC System, or entry into any contract, lease, agreement or understanding in respect of the NYOC System, except in the ordinary course of business and consistent with past practice;

             (f) change in accounting methods or practices by Vanguard which relate to the NYOC System;

             (g) material revaluation by Vanguard of any of the NYOC System Assets, except in the ordinary course of business and consistent with past practice;

             (h) damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the NYOC System Assets, the NYOC System, or the business prospects of the NYOC System;

             (i) imposition of any Encumbrances on any of the NYOC System Assets, that are material singly or in the aggregate, except for Permitted Encumbrances;

             (j) capital expenditures by Vanguard with respect to the NYOC System or incurrence of obligations to make any such capital expenditures, which exceed, in the aggregate, $50,000, other than those which are provided for in the NYOC Capital Budget;

             (k) payment, discharge or satisfaction of Liabilities, other than in the ordinary course of business consistent with past practice;

             (l) agreement (whether oral or written) by Vanguard to do any of the foregoing; or

             (m) other event or condition of any character which in any one case or in the aggregate, has materially and adversely affected, or any event or condition known to Vanguard (other than matters of general public knowledge relating to general economic conditions or the cellular telephone industry as a whole) which it is reasonable to expect will in any one case or in the aggregate, materially and adversely affect in the future, the condition (financial or otherwise), assets, Liabilities, working capital, reserves, earnings, business or prospects of the NYOC System.

          4.4 Title to Assets. Vanguard has good title to the NYOC System Assets except (a) as to owned real estate, as to which Vanguard has good and marketable fee simple title, (b) as set forth on Schedule 4.4. Except as set forth on Schedule 4.4, none of the NYOC System Assets is subject to any Encumbrance, except for Permitted Encumbrances. Upon consummation of the transactions contemplated hereby, PriCellular will have acquired good and marketable title in and to, or have a valid leasehold interest in, each of the NYOC System Assets, free and clear of all Encumbrances except Permitted Encumbrances.

          4.5 Sufficiency of NYOC System Assets. The NYOC System Assets constitute all of the assets, rights and properties, tangible or intangible, real or personal, which are required for the operation of the NYOC System as it is presently conducted, except for the Vanguard Excluded Assets.

          4.6 Real Property. Schedule 4.6 contains the complete street address and (if available) the legal description of all of the NYOC Real Property relating to the NYOC System, including without limitation all tower and transmitter sites. Vanguard holds good and marketable title to the NYOC Real Property in fee simple absolute except for the NYOC Real Property that is specifically identified on Schedule 4.6 as leased pursuant to one of the NYOC Contracts (such agreements constitute the "NYOC Real Property Leases"), for such leased property Vanguard has a valid leasehold interest, except as set forth on Schedule 4.6. There are no pending or threatened condemnation proceedings relating to any of the NYOC Real Property. All improvements included in the NYOC Real Property are in good operating condition (except for ordinary wear and tear) with no known material defects. No improvements on any NYOC Real Property that is utilized as a Cell Site or point-to-point microwave site in the NYOC System encroach upon adjoining real estate, and all such improvements are constructed in conformity with all "setback" lines, easements, and other restrictions, or rights of record, or that have been established by any applicable building or safety code or zoning ordinances. No utility lines serving the NYOC System pass over the lands of others except where appropriate easements have been obtained. All towers and other structures on the NYOC Real Property are marked in accordance with the requirements of the NYOC Authorizations, as the case may be, and the FCC, Federal Aviation Administration and, all applicable state and local laws, except where the failure to comply with such requirements or laws would not have a material adverse effect on the NYOC Authorizations. Vanguard has not received any written notice for assessments for public improvements against any NYOC Real Property which remains unpaid. Vanguard has not granted any lease, sublease or license granting to any Person any right to the possession, use, occupancy or enjoyment of the property subject to the NYOC Real Property Leases. All NYOC Real Property is supplied with utilities (including without limitation water, sewage, disposal, electricity, gas and telephone) and other services necessary for the operation of such NYOC Real Property as currently operated.

          4.7 Equipment. Vanguard owns and holds good title to all of the NYOC Equipment, except for the NYOC Equipment that is leased pursuant to one of the NYOC Contracts. All of the material NYOC Equipment is in good operating condition and repair (except for ordinary wear and tear) and without material defects. The NYOC Equipment is sufficient to permit the NYOC System to operate in all material respects in accordance with the terms of the NYOC Authorizations. The NYOC Equipment includes the Cell Site equipment and radio equipment listed on Schedule 4.7 hereto. Except as set forth on Schedule 4.3, since September 27, 1995 Vanguard has not removed or transferred any assets that would have constituted NYOC Equipment on the date hereof except in the ordinary course of business. PriCellular shall, at Closing, take title to and receive all NYOC Equipment that is omitted from Schedule 4.7 but that is part of the NYOC System Assets.

          4.8 Contracts. Schedule 4.8 is a list of all NYOC Contracts (including NYOC Real Property Leases). Except as set forth on Schedule 4.8, each NYOC Contract is in full force and effect, binding and enforceable in accordance with its terms, paid currently, and has not been materially impaired by any acts or omissions of Vanguard, or any of its Representatives. Except as set forth on Schedule 4.8, no material NYOC Contract requires the consent of any other party to the transactions contemplated by this Agreement. Vanguard is not (and, to the best of Vanguard's knowledge, no other party is) in material breach or violation of, or default under any of the NYOC Contracts, and to the best of Vanguard's knowledge, no event has occurred which would, with or without notice or the passage of time, constitute such a material default. Except as set forth on Schedule 4.8, Vanguard is not aware of any intent by any party to any NYOC Contract to terminate or amend the terms thereof or to refuse to renew any such NYOC Contract upon expiration of its term.

          4.9 No Conflict or Violation. Neither the execution and delivery of this Agreement, nor any agreements executed in connection herewith, nor the consummation of the transactions contemplated hereby, will result in (a) a violation of or a conflict with any provision of the Articles of Incorporation or By-Laws of any Vanguard entity; (b) provided the Vanguard Consents are obtained, a breach of, or a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Vanguard or any Minority Interest Corporation or Minority Interest Partnership or to a loss of any benefit relating to the NYOC System to which Vanguard is entitled under, any term or provision of any NYOC Contract, NYOC Authorizations, or other contract, agreement or obligation to which any of Vanguard, the Minority Interest Corporations or the Minority Interest Partnerships is a party or by which the NYOC System Assets are bound or subject, or an event which with notice, lapse of time or both, would result in any such breach or default, (c) provided the Vanguard Consents are obtained, a violation by any of Vanguard, the Minority Interest Corporations or the Minority Interest Partnerships of any applicable law, statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, of any court or other governmental instrumentality, or an event which with notice, lapse of time or both, would result in any such violation, or (d) an imposition of any Encumbrance other than Permitted Encumbrances on any or all of the NYOC System Assets or any restriction or charge on the NYOC System, or an event which with notice, lapse of time or both would result in any such imposition, or (e) create, constitute or result in an act of bankruptcy, preference, insolvency or fraudulent conveyance under any bankruptcy law or other law for the protection of debtors generally.

          4.10 Consents and Approvals.  Except as set forth on Schedule 4.8,
     Schedule 4.10 or Schedule 4.28, no consent, approval or authorization of, declaration to, or filing or registration with, any governmental, or regulatory authority, or any other person or entity, is required to be made or obtained in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby other than the FCC Consents, consent by PSCNY, PSCWV and PUCO and filings that may be required under the HSR Act.

          4.11 Authorizations. Schedule 4.11 contains a list of all of the NYOC Authorizations. The NYOC Authorizations are all of the licenses, permits and other authorizations necessary to operate the NYOC System as it is now operated, and are validly issued in the name of Vanguard, except for those licenses, permits and other authorizations with respect to which the failure to hold would not have a material adverse effect on the NYOC System Assets as a whole. Except as set forth in Schedule 4.11, the NYOC Authorizations are in full force and effect, are unimpaired by any acts or omissions of Vanguard, and are valid for the balance of the current license term, if any, applicable generally to each such NYOC Authorization. The NYOC FCC Authorizations have been granted by Final Order of the FCC and Vanguard is the exclusive holder of the NYOC FCC Authorizations. There are no pending or, to the knowledge of Vanguard, threatened proceedings by or before the FCC which would result in the revocation, cancellation, suspension or adverse modification of the NYOC FCC Authorizations, nor to Vanguard's knowledge are there any facts that would give rise to, or form the basis for, such a proceeding.

     Vanguard has (and on the Closing Date will have) the absolute and unrestricted right, power and authority under the Communications Act to transfer the NYOC System Assets to PriCellular upon consummation of the transactions contemplated hereby. No renewal of any NYOC FCC Authorization would constitute a major environmental action under the current rules of the FCC. The FCC actions granting the current NYOC FCC Authorizations (other than FCC Forms 489, if any, filed between the date hereof and the Closing Date) together with all underlying construction permits, are Final Orders of the FCC. Vanguard is not aware of any reason why (i) those of the NYOC Authorizations subject to expiration might not be renewed in the ordinary course or (ii) any of the NYOC Authorizations might be revoked. The initial FCC Forms 489 to commence operation of the NYOC System were filed with the FCC on February 18, 1988.

          4.12 License Qualifications. Vanguard is legally, technically and financially qualified to secure FCC approvals of the PriCellular Assignment Applications and, thereafter to hold the PriCellular Authorizations and to consummate the transactions contemplated hereby. Vanguard has no knowledge of any fact that would, under existing law (including the Communications
     Act), disqualify Vanguard as an assignee of the PriCellular Authorizations.

          4.13 Financial Statements. Except as otherwise set forth therein, the NYOC Unaudited Financial Statements and the NYOC March 1996 Balance Sheet do, and the NYOC Audited Financial Statements when delivered pursuant to
     Section 6.8 will, fairly present the assets, Liabilities and financial condition and results of the NYOC System's operations, indicated in accordance with generally accepted accounting principles consistently applied, and subject to normal year-end adjustments in the case of any interim financial statements; provided, however, that Vanguard shall not be deemed to be in breach of this Section to the extent that the NYOC Audited Financial Statements, when delivered, contain differences from the NYOC Unaudited Financial Statements that are not material to the financial condition or operating results of the NYOC System in the aggregate.

          4.14 Litigation. Except as set forth on Schedule 4.14, there is no Action, order, writ, injunction, judgment or decree outstanding (other than rulemaking proceedings affecting the cellular telephone industry generally), pending or, to Vanguard's knowledge, threatened or anticipated against, relating to or affecting (i) Vanguard, which would materially impair Vanguard's ability to perform its obligations hereunder, (ii) the NYOC System, (iii) the NYOC System Assets, or (iv) the transactions contemplated by this Agreement. Except as set forth on Schedule 4.14, Vanguard is not in material default with respect to any judgment, order, writ, injunction or decree of any court or governmental agency, and there are no unsatisfied judgments against Vanguard, the NYOC System, the NYOC System Assets or activities of Vanguard. There is not a reasonable likelihood of an adverse determination of any pending Action which would, individually or in the aggregate, have a material adverse effect on the NYOC System, the NYOC System Assets or the ability of Vanguard to perform its obligations hereunder.

          4.15 Labor Matters. Schedule 4.15 identifies all NYOC Employees and contains a brief job description for, as well as the compensation level for, and accrued vacation, sick leave and similar accrued benefits owed to, each such Person. Schedule 4.15 also summarizes the vacation, sick leave, holiday and similar policies of Vanguard applicable to the NYOC Employees. All of the NYOC Employees are employees at will. Vanguard (i) is not a party to any labor agreement with respect to the NYOC Employees with any labor organization, group or association, and (ii) has not been notified at any time during the past three years of any attempt by organized labor or its representatives to make Vanguard conform to demands of organized labor relating to the NYOC Employees or to enter into a binding agreement with organized labor that would cover the NYOC Employees. There is no unfair labor practice charge or complaint against Vanguard pending before the National Labor Relations Board or any other governmental agency arising out of Vanguard's activities, and to the best of its knowledge, there are no facts or information that would give rise thereto. There is no labor strike or labor disturbance pending or, to the best knowledge of Vanguard, threatened against it nor is any grievance currently being asserted.

          4.16 Compliance with Law. Except with respect to the tower site located at Cronomer Hill, Orange County, New York, Vanguard and the NYOC System are in, and the NYOC System is operated in, and all actions and omissions of Vanguard with respect to the NYOC System are in, compliance with all applicable federal, state, local and foreign laws, statutes, orders, ordinances and regulations (including, without limitation, those relating to zoning and land use, health, and sanitation, environmental protection, occupational safety, and the use of electrical power) except for noncompliance which would not have a material adverse effect on the NYOC System or on Vanguard's ability to perform its obligations hereunder. Specifically, but without limitation, Vanguard has complied, and is in compliance in all material respects, with the NYOC Authorizations, as applicable, and the Communications Act (except with respect to the Tower Site located at Cronomer Hill, Orange County, New
     York). Vanguard has not received any written notice to the effect that, or otherwise been advised, that, it is not in compliance with any of such NYOC Authorizations, statutes, regulations, orders, ordinances or other laws, and has not taken any action or failed to take any action that is a violation of any such laws, statutes, orders, ordinances and regulations, except for actions or failures to take action which would not have a material adverse effect on the NYOC System (except with respect to the Tower Site located at Cronomer Hill, Orange County, New York) or on Vanguard's ability to perform its obligations hereunder.

          4.17 No Brokers. Vanguard has not entered into any contract, agreement, arrangement or understanding with any Person to act as a finder or broker in connection with the transactions contemplated hereby, except Columbia Capital Corporation.

          4.18 No Other Agreements to Sell. Vanguard has no legal obligation, absolute or contingent, to any other Person to sell Vanguard, the Vanguard System or the NYOC System (in whole or in part), or the NYOC System Assets or effect any merger, consolidation or other reorganization of Vanguard, or to enter into any agreement with respect thereto.

          4.19 Intentionally omitted.

          4.20 Employee Benefit Plans. All Employee Plans that cover or have covered the NYOC Employees are set forth on Schedule 4.20. All Employee Plans maintained by Vanguard conform in all respects with the provisions of ERISA and have been administered in compliance with the terms of such plans and with all filing, reporting and disclosure requirements of the Code and ERISA. There is no pending or threatened litigation, claim or assessment against any such Employee Plan. Each Employee Plan that is a "Pension Plan" is qualified by Section 401 of the Code. Vanguard has not, and no plan fiduciary of any such Employee Plan has, engaged in any transaction in violation of Section 406(a) or (b) of ERISA or any "prohibited transaction" (as defined in Section 497.145(c)(1) of the Code) for which no exemption exists under Section 4975(d) of the Code. Vanguard has never maintained or sponsored, or been required to contribute to, or withdrawn from, any Multiemployer Plan. Vanguard has not been subject to any "withdrawal Liability" (as defined in Section 4201 of ERISA) at any time assessed against Vanguard with respect to any Multiemployer Plan. Vanguard has maintained all Employee Plans applicable to the NYOC Employees in a manner that will not give rise to any successor Liability to PriCellular under ERISA.

          4.21 Transactions with Certain Persons.  Except as set forth on
     Schedule 4.21, no officer, director or employee of Vanguard, nor any member of any such Person's immediate family, is presently a party to any material transaction with Vanguard relating to the NYOC System, including without limitation, any contract, agreement or other arrangement (i) providing for the furnishing of material services by, (ii) providing for the rental of material real or personal property from, or (iii) otherwise requiring material payments to (other than for services as officers, directors or employees of Vanguard) any such Person or any corporation, partnership, trust or other entity in which any such Person has a substantial interest as a shareholder, officer, director, trustee or partner.

          4.22 Tax Matters.

             (a) Payment of Taxes. All Taxes which could give rise to a claim, lien or other encumbrance on or with respect to any of the NYOC System Assets or the Minority Interests, in respect of periods beginning before the Closing Date, have been timely paid, or will be timely paid, or an adequate reserve has been established therefor in the NYOC Financial Statements, and Vanguard does not have any material Liability for such Taxes in excess of the amounts so paid or reserves so established.

             (b) Lien. There are no liens for Taxes (other than for current Taxes not yet due and payable) on the NYOC System Assets or the Minority Interests.

             (c) Safe Harbor Lease Property. None of the NYOC System Assets is property that is required to be treated as being owned by any other person pursuant to the so-called safe harbor lease provisions of former
        Section 168(f)(8) of the Code.

             (d) Security for Tax-Exempt Obligations. None of the NYOC System Assets directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code.

             (e) Tax-Exempt Use Property. None of the NYOC System Assets is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

             (f) Foreign Person. Vanguard is not a person other than a United States person within the meaning of the Code.

             (g) No Withholding. The disposition of the NYOC System Assets and the Minority Interests contemplated hereby is not subject to the tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code or of any other provision of law.

          4.23 Deposits. Schedule 4.23 contains a complete and accurate list of all customer deposits held by Vanguard relating to the NYOC System Assets, as of March 31, 1996. Except as set forth on the NYOC Closing Balance Sheet, on the Closing Date there will be no customer deposit liabilities relating to the NYOC System Assets.

          4.24 Subscribers and Suppliers. Copies of all written Subscriber Agreements to which Vanguard is a party and which relate to the NYOC System are contained in the NYOC Books and Records. Except as provided in Schedule 4.24, Vanguard has not entered into any Subscriber Agreements with respect to the NYOC System outside the ordinary course of business or for consideration other than cash. To Vanguard's knowledge, none of Vanguard's material subscribers or suppliers has threatened to terminate or change in a material way its relationship with Vanguard.

          4.25 Insolvency Proceedings. Except as set forth in Schedule 4.25, no insolvency proceedings of any character, including, without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, directly affecting Vanguard or any of the NYOC System Assets, are pending or, to the best of Vanguard's knowledge, threatened. Vanguard has not made an assignment for the benefit of creditors, or taken any action with a view to, or which would constitute a valid basis for, the institution of any such insolvency proceedings.

          4.26 Environmental Matters. Except as set forth in Schedule 4.26, to the knowledge of Vanguard (i) there is and has been no Handling of any Substances in any material quantity, at, on, or from any NYOC Operating Site; (ii) there is and has been no presence of Substances in any material quantity on or under any NYOC Operating Site regardless of how the Substance or Substances came to rest there; (iii) no underground tanks, or asbestos-containing materials are or have been located on or under any NYOC Operating Site; (iv) Vanguard has no notice of any formal or informal assertion by any governmental or regulatory agency or other Person that any of them or a predecessor business or landowner may be a potentially responsible party in connection with any Substance disposal site used in connection with the operation of the NYOC Systems, and there are no pending or threatened claims or any reasonable basis for damages by any Person against Vanguard in connection with the NYOC System or any NYOC Operating Site or NYOC System Asset under any Environmental Law; (v) neither Vanguard, nor any Person acting on behalf of Vanguard has released any other Person from any claims Vanguard might have, or might have had, for any matter relating to presence or Handling of Substances in connection with the operation of the NYOC Systems; (vi) no Encumbrance has been, or is, imposed on any of the NYOC System Assets under any Environmental Law; and (vii) Vanguard has obtained all permits, licenses, registrations, and other approvals and has made all reports and notifications required under any Environmental Laws in connection with the NYOC System, except where a failure to do so would not have a material adverse effect on the NYOC System, and Vanguard is in compliance in all material respects with all applicable Environmental Laws as they apply to the NYOC System; provided, however, that the, representations and warranties in this Section regarding acts or omissions by parties other than Vanguard are made to the best knowledge of Vanguard. Schedule 4.26 hereto also contains a list and brief description of all material filings made by Vanguard to, and any material notices received by Vanguard from, all governmental authorities administering Environmental Laws within three years prior to the date hereof, including without limitation, filings made, corrective action taken, or citations received by Vanguard, in connection with the operation of the NYOC Systems. Except as set forth on Schedule 4.26, no written environmental assessments or impact statements or reports relating to the NYOC Real Property have been prepared for, or received by, or requested by or from, Vanguard prior the date hereof.

          4.27 32 Dbu Contour. Except as set forth on Schedule 4.27, the predicted 32 Dbu contour of the NYOC System overlaps all of the geographic area covered by the MSA applicable to such system.

          4.28 Minority Interests.

             (a) Vanguard is the record and beneficial owner of the Minority Interests free and clear of any Encumbrances, except for Permitted Encumbrances and will transfer to PriCellular, at Closing, valid title to such Minority Interests free and clear of any such Encumbrances, except Permitted Encumbrances.

             (b) Vanguard has made all capital contributions in respect of the Minority Interests so as to maintain Vanguard's percentage ownership in the Minority Interest Corporations and Minority Interests Partnerships.

             (c) A transfer of the Minority Interests to PriCellular hereunder shall not (i) require prior approval of the FCC or consent of any Person, except as set forth in Schedule 4.10 or Schedule 4.28, (ii) in the case of each Minority Interest Partnership Interest, violate the partnership agreement of the partnership which issued such Minority Interest Partnership Interest, or (iii) in the case of each block of Minority Interest Shares, violate the articles of incorporation or by-laws of the corporation which issued such Minority Interest Shares.

             (d) Except as set forth on Schedule 4.28, no officer, director or employee of Vanguard, nor any member of any such Person's immediate family, is presently a party to any material transaction with any partnership or corporation which issued any of the Minority Interests, including, without limitation, any contract, agreement or other arrangement (i) providing for the furnishing of material services by
        (ii) providing for the rental of material real or personal property from, or (iii) otherwise requiring material payments to any such Person or any corporation, partnership, trust or other entity in which any such Person has a substantial interest as a shareholder, officer, director, trustee or partner.

             (e) Each of the Minority Interest Percentage Interests set forth on
        Schedule 2 hereto is true and accurate with respect to the applicable Minority Interest. Vanguard shall provide to PriCellular documentation reasonably sufficient to PriCellular to establish Vanguard's ownership of the Minority Interests.

          4.29 Material Misstatements Or Omissions. No representations or warranties by Vanguard in this Agreement, nor any document, exhibit, statement, certificate or schedule furnished to Vanguard pursuant hereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.

          4.30 FCC and Other Governmental Reports. All material reports required by the Communications Act or required to be filed with the FCC by Vanguard and/or any of its Affiliates with respect to the NYOC System and the Minority Interests have been timely filed and are accurate and complete in all material respects. All material reports required to be filed with all other governmental or administrative authorities, federal, state or local, by Vanguard and/or any of its Affiliates with respect to Vanguard, the

     NYOC System or the Minority Interests have been timely filed and are accurate and complete in all material respects.

          4.31 Preparation of Schedule 3.7. Vanguard has prepared Schedule 3.7 to this Agreement in good faith based on Vanguard's on-site due diligence investigations of the PriCellular Operating Sites. The parties agree that neither Vanguard's representation in this Section nor the fact that
     Schedule 3.7 was prepared by Vanguard in any way qualifies, modifies or limits PriCellular's representation in Section 3.7 as to, among other things, the truth and accuracy of Schedule 3.7.

                                   ARTICLE V

                          ACTIONS PRIOR TO THE CLOSING

     PriCellular and Vanguard covenant as follows for the period from the date hereof through the Closing Date:

          5.1 Maintenance of Systems.

          (a) PriCellular shall diligently carry on its business with respect to the PriCellular Systems in the ordinary course consistent with past practice or the PriCellular Capital Budget. Consistent with the limitations set forth in Section 5.2:

             (1) PriCellular shall make such capital expenditures as are appropriate in order to continue the growth and development of the PriCellular Systems consistent with sound business practices; and

             (2) PriCellular shall use its reasonable best efforts to maintain the present character and quality of the business, and maintain in all material respects the present customers, market share and business relations, of the PriCellular Systems.

             (b) Vanguard shall diligently carry on its business with respect to the NYOC System in the ordinary course consistent with past practice or the NYOC Capital Budget. Consistent with the limitations set forth in
        Section 5.2:

                (1) Vanguard shall make such capital expenditures as are appropriate in order to continue the growth and development of the NYOC System consistent with sound business practices; and

                (2) Vanguard shall use its reasonable best efforts to maintain the present character and quality of the business, and maintain in all material respects the present customers, markets share and business relations, of the NYOC System.

          5.2 Certain Prohibited Transactions. Without limiting the generality of Section 5.1, and except as expressly permitted or required under this Agreement, each of PriCellular and Vanguard shall not (and shall not enter into any agreement to), without the prior written approval of the other (which approval shall not be unreasonably withheld):

             (a) mortgage, pledge or otherwise encumber or sell, transfer or otherwise dispose of, any of the PriCellular Systems Assets or the NYOC System Assets except (i) for the sale or rental of Inventory in the ordinary course of business consistent with past practice, and (ii) for the sale of PriCellular Equipment (in the case of PriCellular) or NYOC Equipment (in the case of Vanguard), in the ordinary course of business and consistent with past practice when replaced by equipment of substantially equivalent value and function;

             (b) cancel, release or assign any indebtedness owed to it or any claims or right held by it, except in the ordinary course of business and consistent with past practice;

             (c) terminate any PriCellular Contract (in the case of PriCellular) or NYOC Contract (in the case of Vanguard) or make any change in any PriCellular Contract (in the case of PriCellular) or

        NYOC Contract (in the case of Vanguard) other than agreements to provide cellular telephone service to subscribers in the ordinary course of business and consistent with past practice;

             (d) make any change in any method of accounting or accounting practice;

             (e) make any capital expenditure exceeding $10,000, except that Vanguard may make such capital expenditures as are provided for in the NYOC Capital Budget regardless of dollar amount without the consent of PriCellular.

             (f) hire or fire any PriCellular Employees (in the case of PriCellular) or any NYOC Employees (in the case of Vanguard) outside the ordinary course of business;

             (g) enter into any agreement or make any commitment or offer to provide cellular telephone service to subscribers other than in the ordinary course of business at rates and other terms consistent with past practice;

             (h) raise any rates charged to Subscribers; or

             (i) do any other act (i) that would cause any representation or warranty of such party in this Agreement to be or become untrue in any material respect (or knowingly omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect), or (ii) that is not either in the ordinary course of business consistent with past practice or consistent with the PriCellular Capital Budget (in the case of PriCellular) or the NYOC Capital Budget (in the case of Vanguard).

        5.3 Investigations.

          (a) PriCellular shall allow Vanguard, and/or its nominee, and their respective Representatives, during regular business hours and with at least three business days advance notice, to make such investigation of its business, properties, and the PriCellular Books and Records, and to conduct such examination of the condition of the PriCellular Systems Assets or the PriCellular Systems as Vanguard deems necessary or advisable to conduct a standard due diligence review, including familiarizing itself with such business, properties, books, records, condition and other matters and verifying the representations any warranties of PriCellular hereunder; provided, however, that any information obtained from PriCellular is subject to Section 12.11 of this Agreement concerning confidential information.

          (b) Vanguard shall allow PriCellular, and/or its nominee, and their respective Representatives, during regular business hours and with at least three (3) business days advance notice, to make such investigation of the business, properties, and the NYOC Books and Records and to conduct such examination of the condition of the Minority Interests, the NYOC System Assets or the NYOC System, as PriCellular deems necessary or advisable to conduct a standard due diligence review, including familiarizing itself with such business, properties book, records, condition and other matters and verifying the representations and warranties of Vanguard hereunder; provided, however, that any information obtained from Vanguard is subject to Section 12.11 of this Agreement concerning confidential information.

          5.4 Consents and Best Efforts.

          (a) Within five (5) business days after the date of this Agreement, PriCellular and Vanguard shall join in applications to be filed with the FCC requesting its written consent to (i) assignment of the PriCellular FCC Authorizations from PriCellular to Vanguard (the "PriCellular Assignment Applications"), and (ii) the assignment of the NYOC FCC Authorizations from Vanguard to PriCellular (the "NYOC Assignment Application") (together with the PriCellular Assignment Applications, the "Assignment Applications") and will each diligently and expeditiously take all steps reasonably necessary to prosecute the Assignment Applications, to obtain the FCC's determination that grant of the Assignment Applications will serve the public interest, convenience and necessity, and to have such Assignment Applications granted simultaneously. The failure by either party to timely file or diligently prosecute its portions of the Assignment Applications as required by this Section shall be a material breach of this

     Agreement. All fees charged by the FCC in connection with filing the PriCellular Assignment Applications shall be paid by PriCellular. All fees charged by the FCC in connection with filing the NYOC Assignment Application shall be paid by Vanguard.

          (b) Within five (5) business days of the date of this Agreement, PriCellular shall file an application with the FCC to partition the Perry and Hocking Counties out of Ohio RSA 10 (the "PriCellular Partition Application"). PriCellular will diligently and expeditiously take all steps reasonably necessary to prosecute the PriCellular Partition Application, to obtain the FCC's determination that grant of the PriCellular Partition Application will serve the public interest, convenience and necessity, and to have such PriCellular Partition Application granted on or prior to the Closing Date. The failure by PriCellular to timely file or diligently prosecute the PriCellular Partition Application as required by this Section shall be a material breach of this Agreement. All fees charged by the FCC in connection with filing the PriCellular Partition Application shall be paid by PriCellular.

          (c) Within ten (10) days of the date of this Agreement, PriCellular and Vanguard shall join in any applications, filings or registrations required by any state or local governmental regulatory authority (including, without limitation, any state public utilities or public service commissions) to request issuance of orders approving the transactions contemplated by this Agreement (if such orders are requisite to the completion of these transactions) and they will diligently and expeditiously take all steps reasonably necessary to prosecute such applications. The failure by either party to timely file or diligently prosecute its portion of any such applications as required by this Section shall be a material breach of this Agreement. All filing and grant fees charged by the state regulatory authority in connection with applications for approvals required to consummate the transactions described herein (exclusive of Certificates of Authority required by each party after Closing) shall be paid one-half by Buyer and one-half by Seller.

          (d) PriCellular and Vanguard shall each commence, as soon as practicable, all action required to obtain all other consents including, in the case of PriCellular, the PriCellular Consents, and in the case of Vanguard, the Vanguard Consents, and to give all other notices to and make all other filings with any third parties, including governmental authorities, necessary to authorize, approve or permit the full and complete exchange, assignment or transfer of the PriCellular Systems Assets and the Minority Interests and the NYOC System Assets as herein contemplated and the parties shall cooperate with each other, with respect thereto; provided, however, that neither party shall be required to agree to any materially unfavorable modification of any existing authorization, contract or agreement in order to obtain such consent. In addition, subject to the terms and conditions herein provided, each of the parties covenants and agrees to use its reasonable best efforts to take, or cause to be taken, all action or do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby and to cause the fulfillment of such parties' respective obligations hereunder.

          (e) Within thirty (30) days of the date of this Agreement, PriCellular and Vanguard shall make any and all filings that the parties determine are required under the HSR Act. All filing and grant fees in connection with such HSR Act filings shall be paid by the party who is obligated to make such filings.

          (f) Vanguard shall diligently and expeditiously take all steps reasonably necessary to obtain an estoppel certificate with respect to each of the NYOC Real Property Leases (the "NYOC Estoppel Certificates") and PriCellular shall diligently and expeditiously take all steps reasonably necessary to obtain an estoppel certificate with respect to each of the PriCellular Real Property Leases (the "PriCellular Estoppel Certificates"). The parties agree that the failure to obtain any such estoppel certificates will not constitute a failure to fulfill a condition to closing, provided such party shall diligently and expeditiously take all steps reasonably necessary to obtain such estoppel certificates.

          5.5 Notification of Certain Matters. PriCellular and Vanguard shall each give prompt notice to the other party of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement or related to the PriCellular Systems, PriCellular Systems Assets, NYOC System, NYOC System Assets or the Minority Interests; (iii) any Action commenced, or to PriCellular's or Vanguard's knowledge threatened, relating to or involving or otherwise affecting PriCellular, Vanguard, the PriCellular Systems, the PriCellular Systems Assets, the NYOC System, the NYOC System Assets or the Minority Interests that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Sections 3.14 or 4.14 hereof or that relate to the consummation of the transactions contemplated by this Agreement; (iv) the damage or destruction by fire or other casualty of any PriCellular Systems Asset or NYOC System Asset or any part thereof or in the event that any PriCellular Systems Asset or NYOC System asset or any part thereof becomes the subject of any proceeding or, to the knowledge of PriCellular or Vanguard, threatened proceeding for the taking thereof or any part thereof or of any right relating thereto by condemnation, eminent domain or other governmental action; (v) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect any time from the date hereof to the Closing Date, and (vi) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, and such party shall use all reasonable efforts to remedy the same.

          5.6 No Negotiations. PriCellular and Vanguard each covenant that, from and after the date hereof and continuing until the Closing Date, neither party (nor any of their respective partners, representatives, employees, agents or affiliates) will, directly or indirectly, solicit, initiate, encourage or participate in negotiations with respect to, or furnish or cause or permit to be furnished any information to any person (other than such parties' respective Affiliates or their representatives) in connection with any inquiry or offer for any purchase or sale of PriCellular, Vanguard, the PriCellular Systems, the PriCellular Systems Assets, the NYOC System, the NYOC System Assets, the Minority Interests, or any acquisition, combination, asset exchange or similar transactions involving PriCellular, Vanguard or any substantial part of their respective assets.

          5.7 Parkersburg Equipment. On or prior to the Closing Date, Vanguard and PriCellular shall both enter into an arrangement in form and substance mutually acceptable to the parties (the "Parkersburg Equipment Arrangement") pursuant to which Vanguard shall be provided the unencumbered use, without additional cost or consideration to Vanguard, of the Other Parkersburg Equipment from the Closing Date to the earlier of (i) the second anniversary of the Closing Date and (ii) thirty (30) days after Vanguard installs equipment replacing all of the equipment used by Vanguard pursuant to such arrangement.

        5.8 PriCellular Employees.

          (a) PriCellular shall update the list of the PriCellular Employees on
     Schedule 3.15 as of the Closing. Prior to such Closing, PriCellular will not reassign or terminate any management employee, or offer employment to any Person as a management employee, whose responsibilities include management or oversight of the PriCellular Systems, without first notifying Vanguard.

          (b) Vanguard shall extend an offer of employment to the PriCellular Employees (the "PriCellular Hired Employees"), which offers shall be on terms and conditions comparable in the aggregate to the terms and conditions of employment in effect as of the Closing. PriCellular waives any claims against Vanguard or any of the PriCellular Hired Employees arising from such employment, including without limitation any claims arising from any employment agreement or non-compete agreement. If requested to do so by Vanguard, PriCellular shall (i) cooperate with and use reasonable best efforts to assist Vanguard in its efforts to secure satisfactory employment arrangements with the PriCellular Hired Employees, or (ii) assign to Vanguard PriCellular's existing employment agreements with any of the PriCellular Hired Employees.

          (c) Nothing contained in this Agreement shall confer upon any employee of PriCellular any right with respect to continued employment by PriCellular, nor shall anything herein interfere with the right of PriCellular to terminate the employment of any of the employees of PriCellular at any time, with or without cause, or, subject to Vanguard's consent which consent shall not be unreasonably withheld, the PriCellular Hired Employees at any time, with or without cause, or restrict PriCellular in the exercise of its independent business judgment in establishing or modifying any of the terms and conditions of the employment of the employees of PriCellular or PriCellular Hired Employees.

          (d) No provision of this Agreement shall create any third party beneficiary rights in any PriCellular Hired Employee or any employee of PriCellular, any beneficiary or dependents thereof, or any collective bargaining representative thereof, with respect to the compensation, terms and conditions of employment and benefits that may be provided to employees by PriCellular or under any benefit plan that PriCellular may maintain.

        5.9 Vanguard Employees.

          (a) Vanguard shall update the list of the NYOC Employees on Schedule
     4.15 as of the Closing. Prior to such Closing, Vanguard will not reassign or terminate any management employee, or offer employment to any Person as a management employee, whose responsibilities include management or oversight of the NYOC System, without first notifying PriCellular.

          (b) PriCellular shall extend an offer of employment to the NYOC Employees (the "Vanguard Hired Employees"), which offers shall be on terms and conditions comparable in the aggregate to the terms and conditions of employment in effect as of the Closing. Vanguard waives any claims against PriCellular or any of the Vanguard Hired Employees arising from such employment, including without limitation any claims arising from any employment agreement or non-compete agreement. If requested to do so by PriCellular, Vanguard shall either (i) cooperate with and use reasonable best efforts to assist PriCellular in its efforts to secure satisfactory employment arrangements with the Vanguard Hired Employees; or (ii) assign to PriCellular Vanguard's existing employment agreements with any of the Vanguard Hired Employees.

          (c) Nothing contained in this Agreement shall confer upon any employee of Vanguard any right with respect to continued employment by Vanguard, nor shall anything herein interfere with the right of Vanguard to terminate the employment of any of the employees of Vanguard at any time, with or without cause, or subject to PriCellular's consent, which consent shall not be unreasonably withheld, the Vanguard Hired Employees at any time, with or without cause, or restrict Vanguard in the exercise of its independent business judgment in establishing or modifying any of the terms and conditions of the employment of the employees of Vanguard or Vanguard Hired Employees.

          (d) No provision of this Agreement shall create any third party beneficiary rights in any Vanguard Hired Employee or any employee of Vanguard, any beneficiary or dependents thereof, or any collective bargaining representative thereof, with respect to the compensation, terms and conditions of employment and benefits that may be provided to employee by Vanguard or under any benefit plan that Vanguard may maintain.

          5.10 Roaming and Toll Arrangements. On or prior to the Closing Date, PriCellular and Vanguard or their respective Affiliates will enter into Roaming Agreements (i) for the markets and at the rates set forth on
     Schedule 5.10 hereto, and (ii) otherwise in form and substance mutually acceptable to the parties.

        5.11 Monthly Financials.

          (a) PriCellular shall provide Vanguard with a balance sheet and the related statements of income for the PriCellular Systems for each month from April 1996 through the Closing Date within fifteen (15) calendar days after the end of each month, which financial statements shall fairly present the assets, Liabilities and financial condition and results of the PriCellular Systems' operations indicated in accordance with generally accepted accounting principles consistently applied, subject to normal year-end adjustments.

          (b) Vanguard shall provide PriCellular with a balance sheet and the related statements of income for the NYOC System for each month from April 1996 through the Closing Date within fifteen (15) calendar days after the end of each month, which financial statements shall fairly present the assets, Liabilities and financial condition and results of the NYOC System's operations indicated in accordance with generally accepted accounting principles consistently applied, subject to normal year-end adjustments.

          5.12 Capital Contributions With Respect to Minority Interests. With respect to all Minority Interests, Vanguard shall make all capital contributions necessary to preserve the Minority Interest Percentage Interest applicable to each Minority Interest.

          5.13 Like-Kind Exchange Treatment. The parties intend this transaction to constitute a tax-deferred like-kind exchange under Section 1031 of the Code to the maximum extent permitted under the Code, and each party shall reasonably cooperate with the other in formulating and taking tax reporting positions consistent with such treatment for income tax purposes.

          5.14 Payments to Columbia Capital Corporation. At Closing, PriCellular and Vanguard shall each pay to Columbia Capital Corporation a fee equal to one percent (1%) of the value of the total assets being conveyed by that party to the other.

          5.15 PriCellular Merger. Immediately prior to Closing, PriCellular Corporation shall cause Ohio River Cellular Corporation ("Ohio River") and Parkersburg Cellular Telephone Co., Inc. ("Parkersburg"), a subsidiary of Eastern Wireless Cellular Corporation, to be merged (the "Merger") with and into Chill Cellular Corporation ("Chill"), with Chill being the surviving corporation thereof (the "Surviving Corporation"), under the provisions of, and with the effect provided for under, the Delaware General Corporation Law. The Certificate of Incorporation and By-laws of Chill immediately prior to the Merger shall be the Certificate of Incorporation and By-laws of the Surviving Corporation and the Directors and Officers of Chill immediately prior to the Merger shall be the directors and officers of the Surviving Corporation. Following the Merger, the separate corporate existence of Parkersburg and Ohio River shall cease to exist. Subject to the terms and condition of this Agreement, the Surviving Corporation shall be the entity which shall at Closing exchange, transfer and convey the PriCellular Systems Assets to Vanguard in exchange for the NYOC System Assets, and assume the PriCellular Assumed Liabilities, all as provided in
     Article II hereof. The Surviving Corporation shall succeed to all of the assets and liabilities of each of Ohio River, Parkersburg and Chill, and no such assets or liabilities will be transferred to any other party prior to or in connection with the Merger.

        5.16 Environmental Correction and Remediation.

          (a) Prior to the Closing, PriCellular and Vanguard shall cooperate with each other and afford the other party and its representatives access to the PriCellular Real Property and the NYOC Real Property, respectively, and any books, records and other materials within the control of such party relating to such property for the purpose of completing such Phase I environmental assessments as the other party deems necessary or appropriate. All environmental assessments undertaken by a party hereunder shall be at such party's sole expense.

          (b) If, prior to Closing, either party wishes to conduct Phase II environmental assessments or other environmental assessments which involve invasive sampling on the PriCellular Real Property or the NYOC Real Property (which assessments shall be at such party's sole cost and expense), such party shall first obtain the consent of PriCellular (in the case of the PriCellular Real Property) or Vanguard (in the case of the NYOC Real Property), which consent shall not be unreasonably withheld. If Vanguard or PriCellular does not consent to such assessment, then the requesting party shall have the option of (i) refusing to take title to or a leasehold or other interest in such property, or any portion thereof, in which case both parties shall take all reasonable steps to restructure the transaction contemplated hereby as to exclude such property or portion thereof, from such transactions, or (ii) terminate this Agreement, in which case neither party shall have any Liability to the other hereunder; except that if the property in question consists of vacant land not then used in the operation of either the PriCellular Systems or the NYOC System, then the option set forth in clause (ii) of this sentence shall not be available.

          (c) If any environmental assessment (Phase I or otherwise) completed with respect to any of the PriCellular Real Property or the NYOC Real Property reveals any Substance in an amount that would be reasonably likely to require remediation under any applicable Environmental Laws at, on, or under any such property (the "Affected Property") (excluding the Hocking College Lease), then the following provisions shall apply:

             (1) The party that is to receive the Affected Property upon Closing shall have the option of refusing to take title to or a leasehold or any other interest in such Property, or any portion thereof, in which case both parties shall take all reasonable steps to restructure the transactions contemplated hereby so as to exclude such Property or portion thereof from such transactions.

             (2) If the party that is to receive the Affected Property does not make the election described in the preceding paragraph (1), then the parties shall negotiate in good faith to determine the expected cost of any investigation, clean-up, containment, restoration, or other remedial work that is likely to be necessary to obtain a closure or no-action letter or similar document from the environmental agency with primary jurisdiction over the Affected Property. If the amount of such costs does not exceed $100,000, then the party that owns or leases the Affected Property prior to Closing shall deliver such amount to the other party at Closing.

             (3) If the amount of such costs exceeds $100,000, then the party that is to receive the Affected Property upon Closing may, at its option, either (i) terminate this Agreement, in which case neither party shall have any Liability to the other hereunder, or (ii) consummate the transactions contemplated hereby in which case the party that owns or leases the Affected Property prior to Closing shall deliver $100,000 to the other party at Closing.

             (4) If the parties are unable to agree on the amount of the expected cost of any investigation, clean-up, containment, restoration or other remedial work that is likely to be necessary to obtain a closure or no-action letter or similar document from the environmental agency with primary jurisdiction over any Affected Property, then the parties shall submit the environmental assessments relating to the Affected Property to a nationally-recognized, independent environmental consulting firm mutually acceptable to the parties which firm shall determine the amount of such costs. The parties agree that the determination of such firm shall be final and binding on the parties.

             (d) The provisions of Section 5.16(c) and Section 10.2(f) shall not apply to the premises that are the subject of the Hocking College Lease (the "Hocking College Premises"). Instead, Vanguard may, in its sole discretion based on the results of any environmental assessments conducted with respect to the Hocking College Premises, refuse to take a leasehold or any other interest in the Hocking College Premises, or any portion thereof, in which case the Hocking College Premises will be a PriCellular Excluded Asset and the Hocking College Lease will not be assumed by Vanguard at Closing.

             (e) The party conducting the environmental assessments hereunder shall indemnify the other party (and its Affiliates) against, and hold such party (and its Affiliates) harmless from, any and all Damages (as defined in Section 10.2) arising out of the activities of such party, its agents or contractors in performing such assessments.

             (i) Copies of any environmental assessments performed hereunder shall be delivered to the other party as promptly as possible upon completion.

          5.17 AT&T Switch Sharing Agreement. PriCellular and Vanguard shall cooperate with each other and shall use all reasonable efforts to cause AT&T Wireless to enter into a switch sharing agreement with Vanguard commencing on the Closing Date and relating to the Parkersburg, WV RSA on terms which shall be commercially reasonable (the "AT&T Switch Sharing Agent").

          5.18 Wilkes-Barre Switch Sharing Agreement. On or prior to the Closing Date, Vanguard shall offer to enter into a switch-sharing agreement between Vanguard and PriCellular relating to the switch located in Wilkes-Barre, PA, on terms which shall be commercially reasonable (the "Wilkes-Barre Switch Sharing Agreement").

          5.19 Subscriber Lists. Within ten days after the date hereof, (i) Vanguard shall provide PriCellular with a list of Subscribers for NYOC System as of the Balance Sheet Date, and (ii) PriCellular shall provide Vanguard with a list of Subscribers for each of the PriCellular Systems including, with respect to Ohio 10 RSA, the zip code of each Subscriber. For purposes of the net Subscriber adjustment contemplated in Section 2.4(a), Subscribers with zip codes in the Retained Counties shall not be included in calculating such adjustment.

          5.20 Warwick Lease; Cronomer Lease. On or prior to Closing, Vanguard shall use its reasonable efforts to either (i) transfer to PriCellular a valid leasehold or license interest in, or (ii) cause the landlord or other appropriate party to enter into, a lease, sublease, license or sublicense with PriCellular for, the Cell Site located in Warwick, NY for a term of not less than five years and on such other terms as are commercially reasonable. On or prior to Closing, Vanguard shall use its reasonable efforts to either (i) transfer to PriCellular a valid leasehold or license interest in, or (ii) cause the landlord or other appropriate party to enter into, a lease, sublease, license or sublicense with PriCellular for the Cell Site located at Cronomer Hill Park, NY for a term of not less than five years and on such other terms as are commercially reasonable.

          5.21 Other Parkersburg Equipment. Within ten (10) business days after the date hereof, PriCellular shall designate, based on the definition of "Other Parkersburg Equipment" provided herein, the equipment set forth on
     Schedule 3.7 that constitutes Other Parkersburg Equipment and deliver a list of such designated equipment to Vanguard. If Vanguard disagrees with any designation of PriCellular on such list and the parties are unable to reach a mutually acceptable resolution of such dispute, the parties shall submit the dispute to Mr. Mark Kington, and Mr. Kington or his designee shall determine whether such disputed equipment constitutes Other Parkersburg Equipment. The parties agree that the determination of Mr. Kington or his designee shall be final and binding on all parties.

                                   ARTICLE VI

                    CONDITIONS TO PRICELLULAR'S OBLIGATIONS

     The obligations of PriCellular to exchange, transfer and convey the PriCellular Systems Assets and to complete the related transactions contemplated by this Agreement are subject, in the discretion of PriCellular, to the satisfaction or waiver by PriCellular, on or prior to the Closing Date, of each of the following conditions:

          6.1 Representations, Warranties and Covenants. All representations and warranties of Vanguard contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, and Vanguard shall have performed in all material respects all agreements and covenants required hereby to be performed by it, prior to or at the Closing Date. There shall be delivered to PriCellular a certificate signed by an officer of Vanguard to the foregoing effect ("Vanguard's Closing Certificate").

          6.2 Consents. Each of the FCC Consents shall have become a Final Order and none shall contain conditions that are materially adverse to PriCellular, and all consents of PSCNY, if any, necessary to transfer the NYOC System Assets and the Minority Interests to PriCellular shall have been obtained, shall be final and non-appealable, and shall contain no provisions that are materially adverse to PriCellular. All other Vanguard Consents shall have been obtained and, in the case of governmental authorities, the action granting such consents shall have become final and non-appealable.

          6.3 Closing Documents. PriCellular shall have received from Vanguard the documents and other items to be delivered by Vanguard pursuant to
     Section 8.2.

          6.4 No Governmental Proceeding or Litigation. No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Closing. No suit, action, investigation, inquiry or other proceeding by any governmental authority or other Person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which would reasonably be expected materially and adversely to affect the value of the NYOC System Assets or the Minority Interests or Vanguard's ability to perform its obligations hereunder.

          6.5 Opinion of Counsel. Vanguard shall have delivered to PriCellular an opinion of counsel for Vanguard in form and substance mutually acceptable to the parties (which opinion shall include corporate and FCC opinions).

          6.6 HSR Act. The applicable waiting period, related to the transactions contemplated hereby, including any extension thereof, under the HSR Act shall have expired.

          6.7 Delivery of the Wilkes-Barre Switch Sharing Agreement. Vanguard shall have executed and delivered the Wilkes-Barre Switch Sharing Agreement.

          6.8 Audited Financial Statements. Vanguard shall have delivered, within thirty (30) days after the date hereof, to PriCellular audited financial statements of Vanguard relating to the NYOC System for the fiscal year ending December 31, 1995.

          6.9 Failure of Condition. If a condition precedent to the Closing is not satisfied, nothing contained herein shall be deemed to require a party to terminate this Agreement, rather than to proceed with such Closing, or to defer such Closing pending satisfaction of such condition.

                                  ARTICLE VII

                      CONDITIONS TO VANGUARD'S OBLIGATIONS

     The obligations of Vanguard to exchange, transfer and convey the NYOC System Assets and the Minority Interests and to complete the related transactions contemplated by this Agreement are subject, in the discretion of Vanguard, to the satisfaction or waiver by Vanguard, on or prior to the Closing Date, of each of the following conditions:

          7.1 Representations, Warranties and Covenants. All representations and warranties of PriCellular contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, and PriCellular shall have performed in all material respects all agreements and covenants required hereby to be performed by it, prior to or at the Closing Date. There shall be delivered to Vanguard a certificate of an officer of PriCellular to the foregoing effect ("PriCellular's Closing Certificate").

          7.2 Consents. Each of the FCC Consents shall have become a Final Order and none shall contain conditions that are materially adverse to Vanguard. All consents of PSCNY, PSCWV and PUCO, if any, necessary to transfer the PriCellular Systems Assets to Vanguard shall have been obtained, shall be final and non-appealable, and contain no provisions materially adverse to Vanguard. All other PriCellular Consents shall have been obtained and, in the case of governmental authorities, the action granting such consents shall have become final and non-appealable.

          7.3 Closing Documents. Vanguard shall have received from PriCellular the documents and other items to be delivered by PriCellular pursuant to
     Section 8.1.

          7.4 No Governmental Proceeding or Litigation. No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Closing. No suit, action, investigation, inquiry or other proceeding by any governmental authority or other Person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which would reasonably be expected materially and adversely to affect the value of the PriCellular Systems Assets or PriCellular's ability to perform its obligations hereunder.

          7.5 Opinion of Counsel. PriCellular shall have delivered to Vanguard an opinion of corporate counsel for PriCellular in form and substance mutually acceptable to the parties.

          7.6 Opinion of FCC Counsel. PriCellular shall have delivered to Vanguard an opinion of FCC counsel in form and substance mutually acceptable to the parties.

          7.7 HSR Act. The applicable waiting period relating to the transactions contemplated hereby, including any extension thereof, under the HSR Act shall have expired.

          7.8 Delivery of the AT&T Switch Sharing Agreement. AT&T Wireless shall have executed and delivered the AT&T Switch Sharing Agreement.

          7.9 List of Other Parkersburg Equipment. Vanguard shall have received the list of Other Parkersburg Equipment pursuant to Section 5.21, in final form as agreed to by the parties or as determined by Mr. Kington or his designee.

          7.10 Failure of Condition. If a condition precedent to the Closing is not satisfied, nothing contained herein shall be deemed to require a party to terminate this Agreement, rather than to proceed with such Closing, or to defer such Closing pending satisfaction of such condition.

                                  ARTICLE VIII

                                    CLOSING

     The Closing shall occur at the offices of Latham & Watkins in Washington, D.C. At 10:00 A.M. on the Closing Date:

          8.1 Deliveries by PriCellular.  PriCellular shall deliver to Vanguard:

             (a) any instruments of assignment reasonably required to transfer, convey and assign the PriCellular Systems Assets to Vanguard, including, but not limited to:

                (i) one or more deeds, in a form according to local custom conveying all PriCellular Real Property owned by PriCellular;

                (ii) one or more bills of conveyance conveying in the aggregate all of the personal property owned by PriCellular and included in the PriCellular Systems Assets;

                (iii) one or more assignments of lease with respect to the PriCellular Real Property Leases;

                (iv) one or more assignments of all PriCellular Contracts and all Subscriber Agreements to which PriCellular is a party and all rights thereunder;

                (v) one or more assignments of the PriCellular Authorizations (to the extent assignable); and

                (vi) such other instruments as shall be reasonably requested by Vanguard to vest in Vanguard, or its nominee, title to the PriCellular Systems Assets free and clear from all Encumbrances (other than Permitted Encumbrances) in accordance with the provision hereof.

             (b) the PriCellular Books and Records included in the PriCellular Systems Assets;

             (c) the PriCellular Consents;

             (d) updated lists of PriCellular Real Property, and PriCellular Contracts;

             (e) certified copies of resolutions of each PriCellular entity or other appropriate evidence of corporate action authorizing each PriCellular entity to enter into and perform its obligations under this Agreement;

             (f) PriCellular's Closing Certificate;

             (g) the opinion of PriCellular's counsel described in Section 7.5;

             (h) the opinion of FCC Counsel to PriCellular described in Section 7.6;

             (i) an assumption by PriCellular of the Liabilities to be assumed by PriCellular pursuant to Section 2.3(a);

             (j) one or more instruments necessary to assign or convey to Vanguard all of the accounts receivable relating to the PriCellular Systems;

             (k) written evidence of the Parkersburg Equipment Arrangement duly executed by PriCellular;

             (l) each of the Roaming Agreements referenced in Section 5.10, duly executed by PriCellular;

             (m) all such other documents and instruments as Vanguard or its counsel shall reasonably request and which shall be reasonably required to consummate the transactions contemplated hereby.

          8.2 Deliveries by Vanguard.  Vanguard shall deliver to PriCellular:

             (a) any instruments of assignment reasonably required to transfer, convey and assign the NYOC System Assets to PriCellular, including, but not limited to:

                (i) one or more deeds, in a form according to local custom conveying all NYOC Real Property owned by Vanguard;

                (ii) one or more bills of conveyance conveying in the aggregate all of the personal property owned by Vanguard and included in the NYOC System Assets;

                (iii) one or more assignments of lease with respect to the NYOC Real Property Leases;

                (iv) one or more assignments of all NYOC Contracts and all Subscriber Agreements to which Vanguard is a party and all rights thereunder;

                (v) one or more assignments of the NYOC Authorizations (to the extent assignable); and

                (vi) such other instruments as shall be reasonably requested by PriCellular to vest in PriCellular, or its nominee, title to the NYOC System Assets free and clear from all Encumbrances (other than Permitted encumbrances) in accordance with the provision hereof.

             (b) the NYOC Books and Records included in the NYOC System Assets;

             (c) the Vanguard Consents;

             (d) updated lists of NYOC Real Property, NYOC Equipment (including
        Schedule 4.7) and NYOC Contracts;

             (e) certified copies of resolutions of each Vanguard entity or other appropriate evidence of corporate or partnership action authorizing each Vanguard entity to enter into and perform its obligations under this Agreement;

             (f) Vanguard's Closing Certificate;

             (g) the opinion of Vanguard's counsel described in Section 6.5;

             (h) an assumption by Vanguard of the Liabilities to be assumed by Vanguard pursuant to Section 2.3(b);

             (i) one or more instruments necessary to assign and convey to PriCellular all of the accounts receivable relating to the NYOC System;

             (j) one or more instruments of assignment sufficient to transfer, convey and assign the Minority Interests to PriCellular, including the certificates for the Minority Interest Shares duly endorsed or accompanied by stock powers duly endorsed in the blank, with any required transfer stamps affixed thereto;

             (k) written evidence of the Parkersburg Equipment Arrangement, duly executed by Vanguard;

             (l) each of the Roaming Agreements referenced in Section 5.10, duly executed by Vanguard;

             (m) all such other documents and instruments as PriCellular or its counsel shall reasonably request and which shall be reasonably required to consummate the transaction contemplated hereby.

          8.3 Form of Instruments. All of the foregoing instruments shall be in form and substance, and executed and delivered in a manner, reasonably satisfactory to the parties' respective counsel.

          8.4 Consents to Assignment. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any contract, lease, license, agreement or understanding or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach thereof or in any way adversely affect the rights thereunder of the party to whom such instrument is to be assigned. PriCellular and Vanguard will each use their reasonable efforts (but without any payment of money by either party) to obtain the consent of the other parties to any such contract, lease, license, agreement or understanding, claim or right or any benefit arising thereunder for the assignment thereof to PriCellular or Vanguard, as the case may be, as such party may request. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would materially affect the rights thereunder so that the proposed assignee would not in fact receive all such rights, the proposed assignor will cooperate with the proposed assignee, in a mutually agreeable arrangement under which the proposed assignor would provide to the proposed assignee the benefits under any such contract, lease, license, agreement or understanding, claim or right, including without limitation, subcontracting, sub-leasing, sub-licensing or the enforcement for the benefit of the proposed assignee of any and all rights of the proposed assignor against a third party hereto arising out of the breach or cancellation by such third party or otherwise.

          8.5 Allocation. Vanguard and PriCellular agree that the PriCellular Systems Assets, the NYOC System Assets and the Minority Interests will be appraised (which appraisal shall not be at the expense of PriCellular) by the appraisal firm of Bond & Picaro, which appraisal, once approved and accepted by each of Vanguard and PriCellular (which approval and acceptance shall not be unreasonably withheld), shall be conclusive between the parties hereto (after such acceptance and approval, the "Appraisal"). Each of Vanguard and PriCellular shall cause to be prepared IRS Forms 8594 reflecting (x) the allocation of consideration given by it (or such other entity, as the case may be) among the assets received, based upon the fair market values of the relevant assets as set forth in the Appraisal, and (y) such other information as is required by Section 1060 of the Code and IRS Form 8594. In making such allocations of consideration given by a party and reflecting such allocations in an IRS Form 8594, any like-kind property given and any other property or money which is treated as given in exchange for like-kind property received in the exchange shall be excluded from the consideration to be allocated under Section 1060 of the Code, pursuant to Treas. Reg. sec. 1.1060-1T(b)(4). Each of Vanguard and PriCellular shall deliver drafts of each such form to the other party for coordination and approval, which approval shall not be unreasonably withheld, by the date which is 45 days prior to the earliest of the dates by which any entity exchanging assets hereunder must file its federal income tax return for the taxable year in which the exchange occurs. Vanguard and PriCellular, shall each file with their respective federal income tax returns for the tax year in which the Closing occurs, IRS Forms 8594 containing the information agreed upon as provided above. Except as required by law or any tax authority, each of Vanguard and PriCellular shall report, or cause to be reported, the transactions contemplated hereby for income tax purposes (including, but not limited to, on their respective income tax returns, before any governmental agency charged with the collection of income tax or in any judicial proceeding concerning the income tax consequences of the exchange of assets hereunder) in a manner consistent with the information agreed upon pursuant to this section and contained in the relevant IRS Form 8594. The parties further agree to calculate and report gain or loss from property relinquished in the exchange and the basis in property received in the exchange in accordance with the values of the relevant assets as found in the Appraisal for income tax purposes. Notwithstanding any other provision of this Agreement, the provisions of this Section 8.5 shall survive the Closing without limitation.

                                   ARTICLE IX

                             ACTIONS BY PRICELLULAR
                         AND VANGUARD AFTER THE CLOSING

     9.1 Books and Records. For a period of seven (7) years after the Closing Date, each of PriCellular and Vanguard shall afford the other party and its representatives, during regular business hours and with at least three (3) business days advance notice, access to the PriCellular Books and Records and the NYOC Books and Records, respectively, and relevant personnel that pertain to the operations of the PriCellular Systems or the NYOC System, as the case may be, prior to the Closing Date. The party seeking such access shall make every reasonable effort to ensure that such activities do not interfere with the operation of the business of the party providing access to such books and records or personnel. The party seeking such access shall have the right to make copies of the foregoing items for any proper purpose at their own expense.

     9.2 Billing and Other Transition Matters.  After the Closing Date,

          (a) the parties shall cooperate with each other in good faith to resolve all transitional matters, including the billing of customers of the PriCellular Systems and the NYOC System;

          (b) Vanguard will promptly pay to PriCellular when received all monies received by Vanguard with respect to the Transferred Current Assets transferred by Vanguard to PriCellular or the operation of NYOC System Assets after the Closing or any claim or right or any benefit arising thereunder, except to the extent the same represents a Vanguard Excluded Asset, and PriCellular will promptly pay to Vanguard when received all monies received by PriCellular with respect to the Transferred Current Assets transferred by PriCellular to Vanguard or the operation of PriCellular Systems Assets after the Closing or any claim or right or any benefit arising thereunder, except to the extent the same represents a PriCellular Excluded Asset. In such event, PriCellular and Vanguard shall, to the extent the material benefits therefrom and obligations thereunder have not been provided by alternate arrangements satisfactory to both parties, negotiate in good faith an adjustment to the extent not otherwise adjusted pursuant to Section 2.5 hereof; and

          (c) Vanguard will promptly deliver, by fax or courier, to PriCellular when received all bills with respect to the operation of NYOC System Assets after the Closing that relate to PriCellular Assumed Liabilities, and PriCellular will promptly deliver, by fax or courier, to Vanguard when received all bills with respect to the operation of PriCellular Systems Assets after the Closing that relate to Vanguard Assumed Liabilities.

     9.3 Further Assurances. On and after the Closing Date, PriCellular and Vanguard will take all appropriate action and execute all documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the provisions hereof.

                                   ARTICLE X

                                INDEMNIFICATION

     10.1 Survival of Representations, Etc. All statements contained in the Schedules hereto or in any certificate, schedule, exhibit or instrument or conveyance delivered by or on behalf of the parties pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the parties hereunder. The representations, warranties, covenants and agreements of PriCellular and Vanguard contained herein shall survive the consummation of the transactions contemplated hereby and the Closing Date, without regard to any investigation made by any of the parties hereto (unless the damaged party knew or had reason to know of any misrepresentation or breach of warranty or covenant at the time of Closing). Except as provided in the following sentence, all such representations and warranties and all claims and causes of action with respect thereto shall terminate upon expiration of two years after the Closing Date. The representations and warranties in Sections 3.20 and 4.20 (Employee Benefit Plans), 3.22 and 4.22 (Tax Matters), Sections 3.26 and 4.26 (Environmental), and
3.28 and 4.29 (Material Misrepresentations or Omissions) shall survive until the expiration of the applicable statute of limitations

(with extensions) with respect to the matters addressed in such sections. The termination of the representations and warranties provided herein shall not affect the rights of a party in respect of any claim made by such party pursuant to Section 10.3 in a writing received by the other party prior to the expiration of the applicable survival period provided herein. In addition, the obligations of the parties under Section 5.13 (Like-Kind Exchange) shall survive indefinitely.

     10.2 Indemnification.

          (a) Subject to the limitations set forth in Sections 10.2(d), 10.2(e) and 10.2(f), PriCellular shall indemnify Vanguard (and its Affiliates) against, and hold Vanguard (and its Affiliates) harmless from any and all damages, claims, costs, obligations, Liabilities, Taxes and expenses, including without limitation, interest, penalties and reasonable attorneys' fees (collectively, "Damages"), arising out of (i) the breach of any warranty, representation, covenant or agreement of PriCellular contained in this Agreement, (ii) the ownership and operation by PriCellular of the PriCellular Systems Assets after September 27, 1995 and on or before the Closing Date, including the Excluded Liabilities of PriCellular (iii) any Encumbrances on the PriCellular Systems Assets (other than Permitted Encumbrances); (iv) PriCellular Environmental Expenses; (v) Employee Plans maintained by or any employment practices of PriCellular on and before the Closing Date; and (vi) matters under the PriCellular Contracts arising on or before the Closing Date.

          (b) Subject to the limitations set forth in Sections 10.2(d), 10.2(e) and 10.2(f), Vanguard shall indemnify PriCellular (and its Affiliates) against, and hold PriCellular (and its Affiliates) harmless from any and all Damages arising out of (i) the breach of any warranty, representation, covenant or agreement of Vanguard contained in this Agreement, (ii) the ownership and operation by Vanguard of the NYOC System Assets after September 27, 1995 and on or before the Closing Date, including the Excluded Liabilities of Vanguard, (iii) any Encumbrances on the NYOC System Assets (other than Permitted Encumbrances), (iv) NYOC Environmental Expenses, (v) Employee Plans maintained by or any employment practices of Vanguard on and before the Closing Date, and (vi) matters under the NYOC Contracts arising on or before the Closing Date.

          (c) The term "Damages" as used in this Section 10.2 is not limited to matters asserted by third parties against PriCellular or Vanguard, and includes Damages incurred or sustained by PriCellular or Vanguard in the absence of third party claims.

          (d) No party shall make a claim for indemnification hereunder unless the amount of the Damages for such claim exceeds Twenty-Five Thousand Dollars ($25,000). Neither party shall be liable to the other under this
     Section 10.2 for any Damages until the aggregate amount otherwise due the party being indemnified exceeds an accumulated total of One Hundred Thousand Dollars ($100,000). PriCellular shall not be liable for a breach of the fourth sentence of Section 3.7 until the aggregate amount due to Vanguard as a result of such breach exceeds an accumulated total value of $175,000.

          (e) If either PriCellular or Vanguard (each a "Transferor") fails to deliver a valid leasehold or license interest in any lease, sublease, license or sublicense for any Cell Site being transferred hereunder (regardless of whether the reason for such invalidity became known to the other party (the "Transferee") before or after Closing), then the Transferor shall reimburse the Transferee for the Transferee's actual, documented, reasonable, out-of-pocket expenses (including, without limitation, reasonable legal fees and non-internal engineering fees, but excluding the costs of acquiring land and purchasing new equipment) incurred as a direct result of such relocation; provided that (a) the Liability of each of Vanguard or PriCellular under this Section 10.2(e) shall not exceed $400,000 per Cell Site and shall be limited to claims for no more than two Cell Sites, (b) the Transferee shall be obligated to mitigate the cost of such relocation and to achieve such relocation in the least expensive manner consistent with providing adequate coverage to the area previously served by the relevant Cell Site and to otherwise minimize the expenses for which it will seek reimbursement hereunder, and (c) the rights of any Transferee to obtain reimbursement hereunder shall expire after the later of (i) two years from the Closing Date or (ii) twelve months after the Transferee notifies the Transferor (in reasonable specificity and detail) of its claim under this Section 10.2(e) provided the Transferee submits such notification in writing within two years after the Closing Date. Except for the failure of the Transferor to obtain the consent of a lessor or licensor necessary to transfer a leasehold or license interest to a Transferee (regardless of whether such consent was included on Schedule 3.8, Schedule 4.8 or Schedule 4.10) for which failure the Transferee shall be entitled to indemnification pursuant to Section 10.2(a) or 10.2(b), reimbursement of expenses under this Section 10.2(e) shall be the Transferee's sole remedy for the failure of the Transferor to deliver a valid leasehold or license interest in any lease, sublease, license or sublicense for any Cell Site to be transferred hereunder, and neither party is entitled to indemnification for such failure and each party hereby releases and waives any claim arising from such failure (other than reimbursement under this Section 10.2(e)).

          (f) In addition to the provisions set forth in Section 10.2(d), the following provisions shall apply to the indemnifications provided above in
     Section 10.2(a)(iv) (Pricellular Environmental Expenses) and Section 10.2(b)(iv)(NYOC Environmental Expenses):

             (1) Indemnification shall not be provided thereunder for Damages arising out of PriCellular Environmental Expenses or NYOC Environmental Expenses that are identified with reasonable particularity and completeness in the environmental assessments provided for in Section
        5.16 hereof;

             (2) The indemnifications shall cover 100 percent of Damages arising out of PriCellular Environmental Expenses and NYOC Environmental Expenses that relate to acts, activities, omissions, or conditions that occurred on or after September 27, 1995;

             (3) The indemnifications shall cover 50 percent of Damages arising out of PriCellular Environmental Expenses and NYOC Environmental Expenses that relate to acts, activities, omissions, or conditions that occurred before September 27, 1995;

             (4) With respect to Damages arising out of third-party claims, suits, demands, or similar actions, the indemnifications shall expire four years after the Closing Date, except as to Damages for which a Claim Notice (as hereinafter defined) has been given to the Indemnitor (as hereinafter defined) before the expiration of such four-year period;

             (5) With respect to Damages other than those described in paragraph
        (4), the indemnifications shall expire three (3) years after the Closing Date, except as to Damages for which a Claim Notice has been given to the Indemnitor before the expiration of such three-year period and shall be limited to Damages that are reasonably incurred to address bona fide environmental, health, or safety concerns; and

             (6) All actions required to be taken in connection with any PriCellular Environmental Expenses or NYOC Environmental Expenses subject to indemnification hereunder shall be the most cost efficient to comply with applicable Environmental Laws then in effect or as necessary to satisfy the requirement of any applicable governmental agency and which are consistent with the continued use of the property for the same purposes they are being used on the Closing Date.

          (g) Except as expressly provided elsewhere in this Agreement, neither party shall have any obligation to indemnify the other party for any Taxes or expenses that the other party may incur as a result of the transactions contemplated by this Agreement.

          (h) The indemnification provisions under this Section 10.2 constitute the sole remedy of the parties hereunder.

     10.3 Notice of Claims.

          (a) Either of PriCellular or Vanguard (the "Indemnified Party") seeking indemnification hereunder shall give to the party obligated to provide indemnification to such Indemnified Party (the "Indemnitor") a notice (a "Claim Notice") describing in reasonable detail the facts giving rise to any claims for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any agreement, document or instrument executed pursuant hereto or in connection herewith upon which such claim is based; provided, that a Claim Notice in respect of any action at law or suit in equity by or against a third Person as to which indemnification will be sought shall be given as soon as practicable after the action or suit is commenced; and provided further, that failure to give such notice shall not relieve the Indemnitor of its obligations hereunder except to the extent it shall have been prejudiced by such failure.

          (b) After the giving of any Claim Notice pursuant hereto, the amount of indemnification which an Indemnified Party shall be entitled under this
     Article 10 shall be determined: (i) by the written agreement between the Indemnified Party and the Indemnitor; (ii) by a judgment or decree of any court of competent jurisdiction that has become a final order; or (iii) if the parties agree, by arbitration.

     10.4 Third Person Claims. The Indemnitor shall have the right to conduct and control, through counsel of its choosing and at its own expense, the defense, compromise or settlement of any third Person claim, action or suit against an Indemnified Party as to which indemnification will be sought by any Indemnified Party from any Indemnitor hereunder, and in any case the Indemnified Party shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnitor in connection therewith; provided that the Indemnified Party may participate, through counsel chosen by it and at its own expense, in the defense of any such claim, action or suit as to which the Indemnitor has so elected to conduct and control the defense thereof; and provided, further, that the Indemnified Party shall not, without the written consent of the Indemnitor (which written consent shall not be unreasonable withheld), pay, compromise, or settle any such claim, action or suit, except that no such consent shall be required if, following a written request from the Indemnified Party, the Indemnitor shall fail, within fourteen (14) days after the making of such request, to acknowledge and agree in writing that, if such claim, action or suit shall be adversely determined, such Indemnitor has an obligation to provide indemnification hereunder to such Indemnified Party. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay, settle or compromise any such claim, action or suit without such consent, provided that in such event the Indemnified Party shall waive any right to indemnity therefor hereunder.

     10.5 Bulk Sales. It may not be practicable to comply or attempt to comply with the procedures of the "Bulk Sales Act" or similar law of any or all of the states in which the PriCellular Systems Assets or the NYOC System Assets are situated or of any other state which may be asserted to be applicable to the transactions contemplated hereby. Accordingly, to induce each other to waive any requirements for compliance with any or all of such laws, each party hereby agrees that the indemnity provisions of Section 10.2 hereof shall apply to any Damages of one party arising out of or resulting from the failure of the other to comply with any such laws.

                                   ARTICLE XI

                              DEFAULT AND REMEDIES

     11.1 Opportunity to Cure. If either party believes the other to be in material default or breach hereunder, the former party shall provide the other with written notice specifying in reasonable detail the nature of such default. If the default has not been cured by the earlier of (i) the Closing Date, or
(ii) within fourteen (14) days after delivery of that notice, then the party giving such notice may terminate this Agreement and/or exercise the remedies available to such party pursuant to this Article 11, subject to the right of the other party to contest such action through appropriate proceedings, and provided that the terminating party is not in material default hereunder.

     11.2 Remedies. Each of PriCellular and Vanguard agrees that the PriCellular Systems Assets and the Minority Interests and the NYOC System Assets each includes unique property that cannot be readily obtained on the open market and that PriCellular, in respect of the Minority Interests and the NYOC System Assets, and Vanguard, in respect of the PriCellular Systems Assets, will be irreparably injured if this Agreement is not specifically enforced. Therefore, each party shall have the right to obtain decree(s) of specific performance entitling it to a temporary restraining order, preliminary injunction, or permanent injunction to specifically enforce and require specific performance of the terms and provisions of this

Agreement, and each other agreement, document or instrument contemplated herein. Each party hereto agrees that notice shall be adequate for the entry of a decree of specific performance in respect of any such matter (i) in the case of a temporary restraining order, upon twenty-four (24) hours' prior notice of the hearing thereof and (ii) in the case of any other proceeding, upon five (5) days' prior notice of the hearing thereof, and hereby waives all requirements and demands that non-breaching party give any greater notice of such hearings and further waives all requirements and demands that the non-breaching party post a bond or other surety arrangement in connection with the issuance of any such decree, and further waives the defense in any such suit that the party bringing suit has an adequate remedy at law and agrees to interpose no opposition, legal or otherwise, as to the propriety of specific performance as a remedy.

     11.3 Absence of FCC Consent. This Agreement may be terminated at the option of either party upon thirty (30) days prior written notice to the other if (i) Final Orders approving the PriCellular Partition Application and the Assignment Applications and (ii) all consents of PSCNY, PSCWV and PUCO, if any, necessary to effectuate the transactions contemplated hereby (such consents to be final and non-appealable), in each case have not been obtained by June 30, 1997. Neither party may terminate this Agreement pursuant to this Section if such party is in material default hereunder, or if a delay in any decision or determination by the FCC respecting the Assignment Applications has been caused, or materially contributed to, by such party's action or inaction with respect to the Assignment Applications.

     11.4 Designation for Hearing.  The time for FCC Consent provided in Section
11.3 notwithstanding, either party may terminate this Agreement upon ten (10) days written notice to the other, if, for any reason, the PriCellular Partition Application or one or both Assignment Applications are designated for hearing by the FCC and the terminating party is not in default hereunder; provided, however, that such notice is given on or prior to the Closing Date. Upon termination pursuant to this subsection, the parties shall be released and discharged of all obligations hereunder except for damages resulting from breaches of this Agreement occurring prior to such termination.

     11.5 Failure of Condition Precedent to Closing.

          This Agreement may be terminated:

             (a) by PriCellular, without Liability of PriCellular or any of its Affiliates or Representatives, if a condition to PriCellular's performance set forth in Article 6 of this Agreement shall not have been satisfied or waived on or before the Closing Date;

             (b) by Vanguard, without Liability of Vanguard or any of its Affiliates or Representatives, if a condition to Vanguard's performance set forth in Article 7 of this Agreement shall not have been satisfied or waived on or before the Closing Date; and

             (c) as contemplated by Section 5.16.

     11.6 Damage to Assets.

          (a) Except as provided in this Section, the risk of loss or damage to, shall be upon PriCellular (with respect to the PriCellular Systems Assets) and Vanguard (with respect to the NYOC System Assets) at all times prior to the Closing Date. PriCellular and Vanguard shall each maintain all-risk insurance coverage and protection on the PriCellular Systems and the PriCellular Systems Assets and the NYOC System and NYOC System Assets, respectively, in accordance with their current practices. In the event of material loss or damage prior to the Closing Date, the party experiencing such loss or damage shall promptly notify the other party thereof and use its best efforts, and use all available insurance proceeds, to repair, replace or restore the lost or damaged property to its former condition as soon as possible, provided that the Liability of the party experiencing such loss or damage hereunder shall be limited to such insurance proceeds. If such repair, replacement, or restoration has not been completed prior to the Closing Date, the other party may, at its option:

             (i) elect to consummate the Closing in which event the amount necessary to restore the lost or damaged property to its former condition shall be paid to such party at Closing; or;

             (ii) elect to postpone the Closing Date, with prior consent of the FCC, if necessary, for such reasonable period of time (not to exceed ninety (90) days) as is necessary for the party experiencing such loss or damage, to repair, replace, or restore the lost or damaged property to its former condition. If, after the expiration of that extension period, the lost or damaged property has not been adequately repaired, replaced or restored, the other party may terminate this Agreement or elect to consummate the Closing.

          (b) For purposes of this Section, loss or damage shall be deemed material if the reasonable cost to repair, replace, or restore the lost or damaged property exceeds Twenty-Five Thousand Dollars ($25,000).

          (c) If the parties are unable to agree upon the extent of any loss or damage, the cost to repair, replace or restore any lost or damaged property, the adequacy of any repair, replacement, or restoration of any lost or damaged property, or any other matter arising under this Section, the disagreement shall be referred to a qualified consulting communications engineer mutually acceptable to both parties who is a member of the Association of Federal Communications Consulting Engineers, whose decision shall be final and binding upon each party, and whose fees and expenses shall be paid one-half by PriCellular and one-half by Vanguard.

     11.7 No Limitation of Damages or Remedies. Nothing contained in this Agreement shall operate or be interpreted as any election of remedies or limitation on damages or remedies for breach of this Agreement.

                                  ARTICLE XII

                                 MISCELLANEOUS

     12.1 Assignment. Either party may assign its rights hereunder to any of its Affiliates as long as such assignment does not impair the ability of the parties to effect the Closing by the Closing Date. Either party may assign its rights hereunder to any third party with the prior written consent of the other party, which consent will not be unreasonably withheld. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit or obligation hereunder.

     12.2 Notices. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and shall be deemed effective upon actual receipt if delivered personally; on the date receipt is acknowledged or refused if mailed by certified mail, postage prepaid, return receipt requested; or on the next business day if sent for overnight delivery by a nationally recognized, reputable, overnight courier; and in any such case shall be addressed as follows:

          If to Vanguard:

           Vanguard Cellular Financial Corp.
           2002 Pisgah Church Road
           Suite 300
           Greensboro, NC 27455
           Attention: Richard C. Rowlenson, Vice President

          with a copy to;

           Eric A. Stern, Esq.
           Latham & Watkins
           1001 Pennsylvania Avenue
           Suite 1300
           Washington, D.C. 20004

          If to PriCellular:

           PriCellular Corporation
           45 Rockefeller Center
           New York, New York 10020
           Attention: Robert Price, President

          with a copy to;

           Davis Polk & Wardwell
           450 Lexington Avenue
           New York, New York 10017
           Attention: John W. Buttrick, Esq.

or to such other place and with such other copies as either party may designate as to it self by written notice to the others.

     12.3 Choice of Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of New York without regard for the conflicts of laws provided thereof.

     12.4 Entire Agreement, Amendments and Waivers. This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, including the letter of Intent executed by the parties on May 13 and 14, 1996 (the "Letter") except for the confidentiality provisions of Paragraph 11 of the Letter, which shall remain in full force and effect. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such wavier constitute a continuing waiver unless otherwise expressly provided.

     12.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     12.6 Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

     12.7 Headings. The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     12.8 Responsibility for Certain Taxes and Expenses. Any transfer, documentary, sales, use, stamp or other Taxes assessed upon or with respect to the transfer of the PriCellular Systems Assets shall be paid by PriCellular, and any transfer, documentary, sales, use, stamp, or other Taxes assessed upon or with respect to the transfer of the NYOC System Assets and Minority Interests shall be paid by Vanguard. Vanguard shall pay the real and personal property Taxes assessed upon or with respect to the NYOC System Assets and the Minority Interests accrued through the date of Closing, and the real and personal property Taxes assessed upon or with respect to the PriCellular Systems Assets accruing after the Date of Closing, in each case based upon a ratable daily accrual of such Taxes. PriCellular shall pay the real and personal property Taxes assessed upon or with respect to the PriCellular Systems Assets accrued through the date of Closing, and the real and personal property Taxes assessed upon or with respect to the NYOC System Assets and the Minority Interests accruing after the date of Closing, in each case based upon a ratable daily accrual of such Taxes. Except as otherwise provided in this Agreement, each party will be liable for its own legal, engineering and other costs and expenses, incurred in connection with the negotiation, preparation, execution or performance of this Agreement. Neither party shall be responsible for any broker's or finder's fee related to this transaction that is claimed through the other.

     12.9 Schedules and Exhibits. The Schedules and Exhibits to this Agreement are a material part hereof and shall be treated as is fully incorporated into the body of the Agreement.

     12.10 Publicity. Each of the parties hereto will cooperate in the development and distribution of all news releases and other public disclosures relating to the transactions contemplated hereby and will each ensure that no such releases or disclosures are made without prior notice and approval of the other, unless otherwise required by applicable law.

     12.11 Confidential Information.

          (a) Each of PriCellular and Vanguard on behalf of itself, and its Representatives and Affiliates, agrees until the earlier of three years from the date hereof or the Closing Date to maintain the confidentiality of data and other proprietary information concerning the other and/or its Affiliates which has been made or will be made available or disclosed to it in connection with the transactions contemplated hereby, except (i) as required by any party to enforce the rights of such party under this Agreement; (ii) as required to obtain any Consent; (iii) in connection with any disclosures required in connection with any efforts to obtain financing; or (iv) in connection with any disclosures required by law. Notwithstanding the foregoing, each party may disclose any such information to its partners, employees, lenders, representatives and agents, and such persons shall be informed of the confidential nature of such information and shall be directed and shall agree to treat such information confidentially.

          (b) In the event of the termination of this Agreement for any reason whatsoever, each party shall return to the other all documents, work papers and other material (including all copies thereof) obtained in connection with the transactions contemplated hereby and will use all reasonable efforts, including instructing any of its employees and others who have had access to such information, to keep confidential and not to use any such information, unless such information is now, or is hereafter disclosed, through no act or omission of such party, in any manner making it available to the general public.

          (c) The provisions of this Section 12.11 do not apply to information received by one party in connection with the transactions contemplated hereby which (i) is or becomes generally available to the public other than as a result of a disclosure by such party or its Representatives, (ii) was within such party's possession prior to its being furnished to such party by or on behalf of the other party in connection with the transactions contemplated hereby, provided that the source of such information was not known by such party to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the other party or any other Person with respect to such information or (iii) becomes available to such party on a non-confidential basis from a source other than the other party or any of its Representatives, provided that such source is not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the other party or any other Person with respect to such information.

     12.12 Relationship of Parties. This Agreement does not create a partnership or joint venture between any or all of the parties to this Agreement.

     12.13 Consent to Jurisdiction. The parties hereby irrevocably (i) submit to the jurisdiction of the United States District Court sitting in the State of Delaware with respect to any suit, action or proceeding relating to this Agreement or any other agreement entered into in connection with the transactions contemplated hereby, and agree that any such action, suit or proceeding shall be brought only in such jurisdiction and court, (ii) waive any objection which they may ow or hereafter have to the laying of venue of any such suit, action or proceeding brought in such court and any claim that any such suit action or proceeding brought in such court has been brought in an inconvenient forum, (iii) waive the right to object that such court does not have jurisdiction over them, and (iv) consent to the service of process in any such suit, action or proceeding by the mailing of copies of such process to the parties by certified mail to the addresses indicated in this Agreement or at such other addresses of which PriCellular or Vanguard, as the case may be, shall have received written notice. Nothing herein shall preclude any party from enforcing any judgment obtained in the United States District Court for the District of Columbia in any other jurisdiction.

     IN WITNESS WHEREOF, the parties here to have executed this Agreement, or have caused this Agreement to be duly executed on their respective behalf by their respective officers thereunto duly authorized, as of the day and year first above written.

                                          PRICELLULAR CORPORATION

                                          By:
                                              ----------------------------------
                                          Name:
                                                --------------------------------
                                          Title:
                                                 -------------------------------

                                          EASTERN WIRELESS
                                            CELLULAR CORPORATION

                                          By:
                                              ----------------------------------
                                          Name:
                                                --------------------------------
                                          Title:
                                                 -------------------------------

                                          CHILL CELLULAR CORPORATION

                                          By:
                                              ----------------------------------
                                          Name:
                                                --------------------------------
                                          Title:
                                                 -------------------------------

                                          OHIO RIVER CELLULAR CORPORATION

                                          By:
                                              ----------------------------------
                                          Name:
                                                --------------------------------
                                          Title:
                                                 -------------------------------

                                          PARKERSBURG CELLULAR
                                            TELEPHONE CO., INC.

                                          By:
                                              ----------------------------------
                                          Name:
                                                --------------------------------
                                          Title:
                                                 -------------------------------

                                          VANGUARD CELLULAR FINANCIAL CORP.

                                          By:
                                              ----------------------------------
                                          Name:
                                                --------------------------------
                                          Title:
                                                 -------------------------------

                                          ORANGE COUNTY CELLULAR
                                            TELEPHONE CORP.

                                          By:
                                              ----------------------------------
                                          Name:
                                                --------------------------------
                                          Title:
                                                 -------------------------------

                                          VANGUARD CELLULAR OPERATING CORP.

                                          By:
                                              ----------------------------------
                                          Name:
                                                --------------------------------
                                          Title:
                                                 -------------------------------

                                          WARREN AND LEWIS, LTD.

                                          By:
                                              ----------------------------------
                                          Name:
                                                --------------------------------
                                          Title:
                                                 -------------------------------